EXECUTION COPY

Exhibit 2.2

GRUPO AVAL LIMITED,
as Issuer

GRUPO AVAL ACCIONES Y VALORES S.A.,
as Guarantor

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee, Registrar, Paying Agent and Transfer Agent

DEUTSCHE BANK LUXEMBOURG S.A.,
as Luxembourg Paying Agent and Transfer Agent

____________________

INDENTURE

Dated as of September 26, 2012

____________________

4.75% Senior Notes due 2022

TABLE OF CONTENTS

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-ii-

EXHIBITS:

EXHIBIT A	–	Form of Note
EXHIBIT B	–	Form of Guarantee
EXHIBIT C	–	Form of Certificate for Transfer pursuant to Regulation S
EXHIBIT D	–	Form of Certificate for Transfer to Qualified Institutional Buyers

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INDENTURE, dated as of September 26, 2012, among GRUPO AVAL LIMITED, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Grupo Aval Limited”), as issuer, GRUPO AVAL ACCIONES Y VALORES S.A., a corporation (sociedad anónima) organized under the laws of Colombia (“Grupo Aval”), as guarantor, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, Registrar, Paying Agent and Transfer Agent, and DEUTSCHE BANK LUXEMBOURG S.A., as Luxembourg Paying Agent and Transfer Agent.

RECITALS

Grupo Aval Limited has duly authorized the issue of 4.75% Senior Notes due 2022 (the “Notes”), initially in an aggregate principal amount of U.S.$1,000,000,000, and has duly authorized the execution and delivery of this Indenture.

Grupo Aval has authorized the Guarantees (as hereinafter defined) of the Notes, and to provide therefor Grupo Aval has duly authorized the execution and delivery of this Indenture.

All things necessary have been done to make the Notes and the Guarantees, when executed and authenticated and delivered hereunder and duly issued, the respective valid obligations of Grupo Aval Limited and Grupo Aval, and to make this Indenture a valid agreement of Grupo Aval Limited and Grupo Aval.
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NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I

DEFINITIONS AND PROVISIONS OF GENERAL APPLICATION

SECTION 1.1.   Definitions.

The following terms shall have the specified meanings for the purposes of this Indenture and the Notes:

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.5.

“Additional Amounts” has the meaning specified in Section 4.2.

“Affiliate” means, with respect to any specified Person, (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (a) of such specified Person, (b) of any subsidiary of such specified Person or (c) of any Person described in clause (i) above.  For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Member” has the meaning specified in Section 2.7(b).

“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.

“asset” means any asset or property.

“Authenticating Agent” has the meaning specified in Section 2.2.

“Authorized Denomination” has the meaning specified in Section 2.2.

“Bankruptcy Law” means the provisions of (1) Colombian law or regulation regulating the liquidation and insolvency of Colombian companies and financial entities, including without limitation, Law 1116 of 2006, as amended, the Financial Statute and Decree 2555 of 2010, as amended, concerning bankruptcy of financial institutions and any other Colombian law or regulation regulating the insolvency of companies or financial entities from time to time, (2) the Cayman Islands’ Companies Law (2011 Revision, as amended) or any similar Cayman Islands law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors, and (3) the equivalent laws of any other applicable jurisdiction.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the board of directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Board Resolution” means a resolution, certified by the Secretary, an Assistant Secretary, the Chief Legal Officer, or another Person performing corporate secretarial functions for the Grupo Aval Limited or Grupo Aval, as applicable, or any two Officers, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York or Colombia are authorized or required by law to close.

“Certificated Note” means a definitive certificated, non-global note representing the Notes substantially in the form attached hereto as Exhibit A.

“Colombia” means the Republic of Colombia.

“Colombian Banking GAAP” means, collectively, the regulations of the SFC for financial institutions (Resolution 3600 of 1988 and External Circular 100 of 1995) and, on issues not addressed by these regulations, generally accepted accounting principles in Colombia, as in effect from time to time.

“Colombian GAAP” means generally accepted accounting principles in Colombia, as in effect from time to time, as in effect from time to time.

“Company Order” means a written order signed in the name of Grupo Aval Limited by an Officer.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to the Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered (which office as of the date of this Indenture is located at 60 Wall Street MSNYC 60-2710, New York, New York 10005, Attention: Corporate Team), as the Trustee may designate from time to time by notice to Grupo Aval Limited.

“Covenant Defeasance Option” has the meaning specified in Section 8.1.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Defeasance Trust” has the meaning specified in Section 8.2.

“Distribution Compliance Period” means, with respect to any Regulation S Global Note (or Certificated Note issued in respect thereof pursuant to Section 2.7(c)), the 40 consecutive days beginning on and including the later of (i) the day on which any Notes represented thereby are offered to Persons other than distributors (as defined in Regulation S under the Securities Act) pursuant to Regulation S and (ii) the Issue Date for such Notes, as notified by Grupo Aval Limited to the Trustee in writing.

“DTC” means The Depository Trust Company or any successor depositary for the Notes.

“Eligible Jurisdiction” means Colombia, the United States, Bermuda, the British Virgin Islands, the Cayman Islands, Panama, any country member of the Organisation for Economic Co-operation and Development, any country member of the G-20, or any member state of the European Union, and any political subdivision of any of the foregoing.

“Event of Default” has the meaning specified in Section 6.1.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Financial Statute” means Decree 663 of 1993, as amended, of Colombia.

“Global Note” means a global note representing the Notes substantially in the form attached hereto as Exhibit A.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “guarantee”, when used as a verb, has a corresponding meaning.

“Guarantees” has the meaning set forth in Section 10.1.

“Grupo Aval” has the meaning specified in the first paragraph of this Indenture, and any successor thereto in accordance with this Indenture.

“Grupo Aval Limited” has the meaning specified in the first paragraph of this Indenture, and any successor thereto in accordance with this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option, forward or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.

“Holder” means the Person in whose name a Note is registered in the Register.

“Indebtedness” means, with respect to any Person, any obligation for the payment or repayment of money borrowed or otherwise evidenced by debentures, notes, bonds, or similar instruments or any other Obligation (including all trade payables and other accounts payable and including payments relating to bank deposits) that would appear or be treated as indebtedness upon a balance sheet if such Person prepared it in accordance with Colombian Banking GAAP or Colombian GAAP, as applicable pursuant to Section 4.5(a).

“Indenture” means this Indenture, including the Exhibits hereto, as amended or supplemented from time to time in accordance with the provisions hereof.

“Independent Investment Banker” means one of the Reference Treasury Dealers reasonably designated by Grupo Aval Limited.

“Interest Payment Date” means each date specified in the Notes as a date on which an installment of interest on the Notes is due.

“Intervention Measures” means the measures set forth in Article 114 of the Financial Statute that allow the SFC to take possession of a financial institution.

“Issue Date” means the date on which the Notes are originally issued.

“Legal Defeasance Option” has the meaning specified in Section 8.1.

“Legended Note” means a Note initially offered and sold in a transaction exempt from or not subject to the registration requirements of the Securities Act (including, without limitation, under Rule 144A or Regulation S).

“Lien” means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

“Maturity” means, when used with respect to any Note, the date on which the outstanding principal of and premium if any, and interest on such Note becomes due and payable as therein or herein provided, whether upon Stated Maturity, redemption, declaration of acceleration or otherwise.

“Note Custodian” means the custodian with respect to any Global Note appointed by DTC, or any successor Person thereto, and shall initially be Deutsche Bank Trust Company Americas.

“Notes” has the meaning specified in the first paragraph of the Recitals of this Indenture and shall be substantially in the form of Note set forth in Exhibit A.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under any Indebtedness.

“Offering Memorandum” means the Offering Memorandum dated September 19, 2012 relating to the offering of the Notes.

“Officer” means (1) with respect to Grupo Aval Limited, any of its directors or any authorized signatory appointed by its Board of Directors; and (2) with respect to Grupo

Aval, any of the following: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means an opinion from legal counsel, who may be an employee of or counsel for Grupo Aval Limited or Grupo Aval, as applicable, and who is reasonably acceptable to the Trustee; provided that an opinion of a nationally or internationally recognized legal counsel selected by Grupo Aval shall be deemed reasonable.

“Outstanding” means, when used with respect to the Notes, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i)   Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)   Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than Grupo Aval Limited or Grupo Aval or an Affiliate of Grupo Aval) in trust or set aside and segregated in trust by Grupo Aval Limited or Grupo Aval or an Affiliate of Grupo Aval (if Grupo Aval Limited or Grupo Aval or such Affiliate shall act as Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed pursuant to Section 3.1, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)   Notes, except to the extent provided in Sections 8.1 and 8.2, with respect to which Grupo Aval Limited or Grupo Aval has effected legal defeasance and/or covenant defeasance as provided in Article VIII; and

(iv)   Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of Grupo Aval Limited;

provided that, in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by Grupo Aval Limited or Grupo Aval or any Affiliate of Grupo Aval shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, consent, notice or waiver, only Notes which a Responsible Officer of the Trustee has received written notice at its address specified herein of being so owned shall be so disregarded.  Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not Grupo Aval Limited or Grupo Aval or any of the Affiliates of Grupo Aval.

“Paying Agent” means any Person authorized by Grupo Aval Limited to make payments in respect of any Notes on behalf of Grupo Aval Limited hereunder.

“Payment Date” means any date on which payment of interest on and/or principal of the Notes is due.

“Payment Default” has the meaning specified in Section 6.1.

“Permitted Investments” means, with respect to Grupo Aval Limited, (i) investments in cash and short-term, high-quality investments that are recorded as cash equivalents on Grupo Aval’s consolidated balance sheet in accordance with Colombian Banking GAAP, (ii) investments in fixed income securities rated (on a non-local foreign currency basis or equivalent) at the time of acquisition thereof at least “A2” or the equivalent thereof by Moody’s Investor Service, Inc., “A” or the equivalent thereof by Standard & Poor’s Ratings Services or “A” or the equivalent thereof by Fitch Ratings Limited, or carrying an equivalent rating by an internationally recognized rating agency, if all three of the named rating agencies cease publishing ratings of investments, (iii) on-lending to Grupo Aval or any direct or indirect Subsidiary of Grupo Aval, including intercompany loans, and (iv) making equity investments in any direct or indirect Subsidiary of Grupo Aval.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preventive Measures” means the measures set forth in Article 113 of the Financial Statute that the SFC can take with respect to a financial institution prior to and in order to avoid having to take an Intervention Measure.

“Proceeding” has the meaning specified in Section 11.8.

“Process Agent” has the meaning specified in Section 11.8.

“Record Date” means, when used with respect to the interest on the Notes payable on any Interest Payment Date, the March 11 or September 11 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Redemption Date” means, when used with respect to any Notes to be redeemed pursuant to Section 3.1, the date fixed for such redemption by or pursuant to this Indenture and the Notes.

“Redemption Price” means, when used with respect to any Notes to be redeemed pursuant to Section 3.1, the price at which it is to be redeemed pursuant to this Indenture and the Notes.

“Reference Treasury Dealer” means Goldman, Sachs & Co. and J.P. Morgan Securities LLC or their respective Affiliates which are primary United States government securities dealers in New York City (each, a “Primary Treasury Dealer”) and not less than three other leading Primary Treasury Dealers in New York City reasonably designated by Grupo Aval Limited; provided that, if any of the foregoing ceases to be a Primary treasury Dealer, Grupo Aval Limited shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and a Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at or about 3:30 p.m. (New York City time) on the third Business Day preceding such Redemption Date.

“Register” has the meaning specified in Section 2.3.

“Registrar” means Deutsche Bank Trust Company Americas, until a successor Registrar shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Registrar” means such successor Registrar.

“Regulation S” means Regulation S under the Securities Act, as in effect from time to time.

“Regulation S Global Note” means one or more permanent Global Notes in definitive fully registered form without interest coupons representing Notes initially sold outside of the United States pursuant to Regulation S.

“Responsible Officer” means, with respect to the Trustee, any officer assigned to the Trust & Agency Services (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee who shall have direct responsibility for the administration of this Indenture (and, for the purposes of Section 7.1(c)(ii), Section 7.2(g) and the second sentence of Section 7.5, shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject matter).

“Restrictive Legend” has the meaning specified in Section 2.8.

“Rule 144A” means Rule 144A under the Securities Act, as in effect from time to time.

“Rule 144A Global Note” means one or more permanent Global Notes in definitive fully registered form without interest coupons initially sold to “qualified institutional buyers” (as such term is defined in Rule 144A) pursuant to Rule 144A.

“SEC” means the U.S. Securities and Exchange Commission, or any successor thereto.

“SFC” means the Colombian Financial Superintendency (Superintendencia Financiera de Colombia), or any successor thereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Share Capital” means, with respect to any Person, any and all shares of capital stock, securities convertible into, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or non-voting), such Person’s equity, including any preferred stock, but excluding any debt securities convertible into or exchangeable for such equity.

“Significant Subsidiary” means any Subsidiary, including each of the consolidated subsidiaries of such Subsidiary, that is scheduled as a consolidated subsidiary in note 1(c) (or its equivalent) of Grupo Aval’s audited financial statements as of and for the year ended December 31 of the most recently completed fiscal year for which audited consolidated financial statements are available and meets any of the following conditions:

(i)   Grupo Aval’s and its other Subsidiaries' investments in and advances to such Subsidiary, including each of the consolidated subsidiaries of such Subsidiary, exceed 20% of the total assets of Grupo Aval and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

(ii)   Grupo Aval’s and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of such Subsidiary, including each of the consolidated subsidiaries of such Subsidiary, exceeds 20% of the total assets of Grupo Aval and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

(iii)   Grupo Aval’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of such Subsidiary, including each of the consolidated subsidiaries of such Subsidiary, exclusive of amounts attributable to any non-controlling interests exceeds 20% of such income of Grupo Aval and its Subsidiaries consolidated for the most recently completed fiscal year

(it being understood that the foregoing definition shall be interpreted in accordance with Rule 1-02 under Regulation S-X promulgated by the SEC). Each Subsidiary of a Significant Subsidiary shall itself be deemed to be a Significant Subsidiary unless such Subsidiary, including each of the consolidated subsidiaries of such Subsidiary, does not meet any of the above conditions, in which case neither such Subsidiary nor any of the consolidated subsidiaries of such Subsidiary shall be deemed to be a Significant Subsidiary. Notwithstanding the foregoing provisions of this definition, Grupo Aval Limited shall also be a Significant Subsidiary for purposes of the Notes and the Indenture.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which any principal of such security is due and payable, including pursuant to any mandatory redemption or purchase provision (but excluding any provision providing for the purchase of such security at the option of the Holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” means any Person of which more than 50% of the total voting power of shares of Share Capital or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) Grupo Aval, (ii) Grupo Aval and one or more Subsidiaries or (iii) one or more Subsidiaries.

“Taxes” means, all taxes, withholdings, duties, assessments or governmental charges of whatever nature (including any penalties, interest and other liabilities relating thereto) imposed or levied by or on behalf of a Taxing Jurisdiction.

“Taxing Jurisdiction” means the Cayman Islands, Colombia or the jurisdiction of incorporation or organization of Grupo Aval Limited, Grupo Aval or any successors to either therof, or the jurisdictions of any Paying Agents or, in each case, any political subdivision thereof or any authority or agency therein or thereof having power to tax.

“Transfer Agent” means any Person authorized by Grupo Aval Limited to effectuate the exchange or registration of transfer of any Note on behalf of Grupo Aval Limited hereunder.

“Transfer Restrictions” has the meaning specified in Section 2.9(a).

“Treasury Rate” means, with respect to a Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date.

“Trustee” means Deutsche Bank Trust Company Americas, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture and, thereafter, “Trustee” means such successor Trustee.

“United States” and “U.S.” means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction.

“U.S. Dollars” and “U.S.$” each mean the currency of the United States.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable at the issuer’s option.

“Wholly-Owned Subsidiary’ means a Subsidiary of which at least 95% of the Share Capital (other than directors’ qualifying shares) is directly or indirectly owned by Grupo Aval or another Wholly-Owned Subsidiary.

SECTION 1.2.   Rules of Construction.

(a)   For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i)   the terms defined in this Article I have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii)   the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(iii)   “or” is not exclusive;

(iv)   “including” means including, without limitation; and

(v)   unless the context otherwise requires, any reference to an “Article”, a “Section” or an “Exhibit” refers to an Article, a Section or an Exhibit, as the case may be, of this Indenture.

(b)   All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with Colombian Banking GAAP or Colombian GAAP, as applicable, pursuant to Section 4.5(a).

(c)   References to the principal of the Notes shall include applicable premium, if any.

(d)   References to payments on the Notes shall include Additional Amounts, if any, payable under this Indenture.

SECTION 1.3.   Table of Contents; Headings.

The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 1.4.   Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any Officers’ Certificate or opinion of an Officer of Grupo Aval Limited or Grupo Aval may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion, as the case may be, is based are erroneous.  Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of Grupo Aval Limited or Grupo Aval stating that the information with respect to such factual matters is in the possession of Grupo Aval Limited or Grupo Aval, as applicable, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Any Officers’ Certificate, Company Order, incumbency certificate or covenant compliance certificate required by this Indenture to be provided by Grupo Aval Limited or Grupo Aval to the Trustee or any Paying Agent shall be deemed duly provided if sent by facsimile or other electronic transmission to, and actually received by, the Trustee or such Paying Agent, as applicable.

SECTION 1.5.   Acts of Holders.

(a)   Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to Grupo Aval Limited and Grupo Aval.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and Grupo Aval Limited or Grupo Aval, if made in the manner provided in this Section 1.5.

(b)   The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee reviewing such instrument or writing deems sufficient.

(c)   The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Register.

(d)   If Grupo Aval Limited solicits from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, Grupo Aval Limited may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but Grupo Aval Limited shall not have any obligation to do so.  Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than 90 days after the record date.

(e)   Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or Grupo Aval Limited or Grupo Aval in reliance thereon, whether or not notation of such action is made upon such Note.

ARTICLE II

THE NOTES
SECTION 2.1.   Form and Dating.

(a)   The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Note set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture.  The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such notations, legends or endorsements as may be required to comply with any law, securities exchange rule, agreement to which Grupo Aval Limited is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form acceptable to Grupo Aval Limited.

(b)   Each Note shall be dated the date of its authentication.

(c)   The Notes shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, if any, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

SECTION 2.2.   Execution, Authentication and Delivery.

(a)   An Officer of Grupo Aval Limited shall sign the Notes for Grupo Aval Limited by manual or facsimile signature.

(i)   If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(ii)   A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note upon Company Order.  Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.  Such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

(iii)   The Trustee shall initially authenticate and deliver Notes in an aggregate principal amount of up to U.S.$1,000,000,000 on the date of this Indenture.

(iv)   Grupo Aval Limited may from time to time, without notice or consent of the Holders, create and issue an unlimited principal amount of additional Notes having the same terms and conditions (except for issue date, issue price and, if applicable, the first Interest Payment Date) as, and forming a single series with, the previously outstanding Notes; provided that, if the additional Notes are not fungible with the Outstanding Notes for U.S. federal income tax purposes, the additional Notes shall have separate CUSIP and ISIN numbers.

(v)   The Notes shall be issued in fully registered form without coupons attached in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof (each, an “Authorized Denomination”).

(b)   The Trustee may appoint an authenticating agent reasonably acceptable to Grupo Aval Limited to authenticate the Notes (the “Authenticating Agent”).  Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by an Authenticating Agent.  An Authenticating Agent has the same rights as the Registrar or any Paying Agent or Transfer Agent.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business (including this transaction) of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and Grupo Aval Limited.  The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and Grupo Aval Limited.  Upon receiving such notice of resignation or upon such a termination, the Trustee may appoint a successor Authenticating Agent reasonably acceptable to Grupo Aval Limited and shall give written notice of such appointment to Grupo Aval Limited.

Grupo Aval Limited agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services and reimbursement for its reasonable expenses relating thereto.

SECTION 2.3.   Registrar, Paying Agents and Transfer Agents.

(a)   The books of Grupo Aval Limited for the exchange, registration and registration of transfer of Notes shall be kept at the office of the Registrar (such books maintained in such office and in any other office or agency designated for such purpose being herein referred to as the “Register”).  Grupo Aval Limited shall also cause the Trustee to maintain books for the exchange, registration and registration of transfer of Notes.  The Trustee shall notify the Registrar and the Registrar shall notify the Trustee, when necessary, upon any exchange, registration or registration of transfer of any Notes and shall cause their respective books to be amended accordingly.  Grupo Aval Limited may have one or more co-registrars and one or more additional Transfer Agents or Paying Agents.  Grupo Aval Limited or Grupo Aval or any Affiliate of Grupo Aval may act as Paying Agent or Transfer Agent. The terms “Transfer Agent” and “Paying Agent” include any additional transfer agent or paying agent, as the case may be.  The term “Registrar” includes any co-registrar.

Grupo Aval Limited shall maintain a Paying Agent and Transfer Agent with offices in the Borough of Manhattan, New York City.  For so long as the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market, Grupo Aval Limited shall maintain a Paying Agent and Transfer Agent in Luxembourg. To the extent that the Luxembourg Paying Agent is obliged to withhold or deduct tax on payments of interest or similar income, Grupo Aval Limited shall, to the extent permitted by applicable law, ensure that it maintains an additional Paying Agent in a Member State of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other Directive on the taxation of savings implementing the conclusions of the European Council of Economic and Finance Ministers (ECOFIN) meeting of 26 and 27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive.

Grupo Aval Limited shall enter into any appropriate agency agreements with any Registrar, Paying Agent or Transfer Agent not a party to this Indenture, which shall implement the provisions of this Indenture that relate to such agent.  Grupo Aval Limited shall notify the Trustee in writing of the name and address of any such agent.  If Grupo Aval Limited fails to maintain a Registrar, Paying Agent or Transfer Agent in the Borough of Manhattan, New York City, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.6.  Grupo Aval Limited initially appoints the Trustee as Registrar, Paying Agent and Transfer Agent, and Deutsche Bank Luxembourg S.A. as Paying Agent and Transfer Agent in Luxembourg in connection with this Indenture and the Notes.

(b)   The Trustee shall keep a record of all the Notes and shall make such record available during regular business hours for inspection upon the written request of Grupo Aval Limited; provided that reasonable notice prior to such inspection is given.  Such books and records shall include notations as to whether such Notes have been redeemed, or otherwise paid or cancelled, and, in the case of mutilated, destroyed, defaced, stolen or lost Notes, whether such Notes have been replaced.  In the case of the replacement of any of the Notes, the Trustee shall keep a record of the Note so replaced, and the Notes issued in replacement thereof.  In the case of the cancellation of any of the Notes, the Trustee shall keep a record of the Note so cancelled and the date on which such Note was cancelled.  Each Transfer Agent shall notify the Trustee of any transfers or exchanges of Notes effected by it.  The Trustee shall not be required to register the transfer of or exchange Notes for a period of 15 days ending on the due date for payment of principal or interest on such Notes, or register the transfer of or exchange any Notes previously called for redemption.

(c)   All Notes surrendered for payment, redemption, registration of transfer or exchange shall be cancelled by the Trustee in accordance with Section 2.13.

(d)   The Paying Agents shall comply with applicable backup withholding tax and information reporting requirements under the U.S. Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations promulgated thereunder with respect to payments made under the Notes or the Guarantees (including, to the extent required, the collection of Internal Revenue Service Forms W-8 and W-9 and the filing of U.S. Internal Revenue Service Forms 1099 and 1096).

SECTION 2.4.   Paying Agents to Hold Money in Trust.

Each Paying Agent shall hold in trust, for the benefit of Holders or the Trustee, all money held by such Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by Grupo Aval Limited in making any such payment.  If Grupo Aval Limited or any Affiliate of Grupo Aval Limited acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  Grupo Aval Limited at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it.  Upon complying with this Section 2.4, the Paying Agent (if other than Grupo Aval Limited) shall have no further liability for the money delivered to the Trustee.  Upon any bankruptcy, liquidation, insolvency or similar proceeding with respect to Grupo Aval Limited or any Affiliate of Grupo Aval Limited, if Grupo Aval Limited or such Affiliate of Grupo Aval Limited is then acting as Paying Agent, the Trustee shall replace Grupo Aval Limited or any Affiliate of Grupo Aval Limited as Paying Agent.

In the event that Grupo Aval becomes obligated to make payments under the Guarantees, then Grupo Aval shall make such payments in accordance with the foregoing provisions of this Section 2.4 to the fullest extent applicable.

SECTION 2.5.   Payment of Principal and Interest; Principal and Interest Rights Preserved.

(a)   The payment of principal of or interest on the Notes shall be allocated on a pro rata basis (or otherwise in accordance with DTC rules) among all Outstanding Notes, without preference or priority of any kind among the Notes.

(b)   Final payments in respect of any Note (whether upon Stated Maturity, redemption, declaration of acceleration or otherwise) shall be made only against presentation and surrender of such Note at the Corporate Trust Office, at the offices of the Trustee and, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other Paying Agent appointed by Grupo Aval Limited.

(c)   Payment of interest with respect to any Note shall be made to the Person in whose name such Note is registered on the Record Date immediately preceding the Payment Date and payment of the principal of any Note shall be made to the Person in whose name such Note is registered in the Register at the close of business on the fifteenth day (whether or not a Business Day) immediately preceding the Payment Date, by wire transfer to a U.S. Dollar account maintained by the payee with a bank in New York City. Unless such designation is revoked, any such designation made by such Holder with respect to such Note shall remain in effect with respect to any future payments with respect to such Note payable to such Holder. Grupo Aval Limited shall pay any administrative costs imposed by banks in connection with making payments by wire transfer.

In any case when any Payment Date in respect of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Payment Date; provided that no interest shall accrue for the period from and after such Payment Date.

SECTION 2.6.   Holder Lists.

The Registrar shall preserve in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Holders and shall provide such list to Grupo Aval Limited in writing upon its request, at least three Business Days after each Record Date.  If the Trustee is not the Registrar, Grupo Aval Limited shall furnish to the Trustee in writing, at least three Business Days after each Record Date and at such other reasonable times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.7.   Global Note Provisions.

(a)   Each Global Note initially shall (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the Note Custodian and (iii) bear the appropriate legend, as set forth in Exhibit A.  The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar, as provided in this Indenture.

(b)   Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC (or the Note Custodian) under such Global Note, and DTC may be treated by Grupo Aval Limited, Grupo Aval, the Trustee, the Registrar, the Paying Agents and the Transfer Agents and any of their respective agents as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent Grupo Aval Limited, Grupo Aval, the Trustee, the Registrar, the Paying Agents and the Transfer Agents or any of their agents from giving effect to any written certification, proxy or other authorization furnished by DTC, or shall impair, as between DTC and its respective Agent Members, the operation of their respective customary rules and procedures governing the exercise of the rights of an owner of a beneficial interest in any Global Note.  The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(c)   Except as provided below, owners of beneficial interests in Global Notes shall not be entitled to receive Certificated Notes.  Global Notes shall be exchangeable for Certificated Notes only in the following circumstances:

(i)   DTC notifies Grupo Aval Limited that it is unwilling or unable to continue as depositary for such Global Note and a successor depositary is not appointed by Grupo Aval Limited within 90 days of such notice;

(ii)   any of the Notes has become immediately due and payable as a result of the occurrence and continuance of an Event of Default; or

(iii)   Grupo Aval Limited, in its sole discretion, executes and delivers to the Trustee and the Registrar an Officers’ Certificate stating that such Global Note shall be so exchangeable.

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this Section 2.7(c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and Grupo Aval Limited shall execute, and upon a Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified in writing by DTC, in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of Authorized Denominations.

SECTION 2.8.   Legends.

(a)   Each Global Note shall bear the legends specified therefor in Exhibit A on the face thereof.

(b)   Each Legended Note shall bear the legend specified therefor in Exhibit A on the face thereof (the “Restrictive Legend”).

SECTION 2.9.   Transfer and Exchange.

(a)   Transfer Restrictions. Legended Notes shall be subject to the restrictions on transfer (the “Transfer Restrictions”) provided in the Restrictive Legend required to be set forth on the face of each Legended Note pursuant to Section 2.8(b), unless compliance with the Transfer Restrictions shall be waived by Grupo Aval Limited in writing delivered to the Trustee.

Subject to the following paragraph, the Transfer Restrictions shall cease and terminate with respect to any particular Legended Note, and the Restrictive Legend shall be removed from such Legended Note, in Grupo Aval Limited’s sole discretion and upon delivery of a Company Order by Grupo Aval Limited to the Trustee upon receipt by Grupo Aval Limited of evidence satisfactory to it that, as of the date of determination, such Legended Note has been transferred by the Holder (a) pursuant to an exemption from registration under the Securities Act (if available) or (b) pursuant to an effective registration statement under the Securities Act.  In the case of clause (a), Grupo Aval Limited or the Trustee may require the delivery of any documents or other evidence (including, without limitation, an Opinion of Counsel of independent counsel experienced in matters of U.S. federal securities laws) that Grupo Aval Limited, in its sole discretion, deems necessary or appropriate to evidence compliance with any such exemption.  In addition, Grupo Aval Limited may terminate the Transfer Restrictions with respect to, and remove the Restrictive Legend from, any particular Legended Note in such other circumstances as it determines are appropriate for this purpose and shall deliver to the Trustee an Opinion of Counsel of independent counsel experienced in matters of U.S. federal securities laws and an Officers’ Certificate certifying that the Transfer Restrictions have ceased and terminated with respect to such Note.

At the request of the Holder and upon the surrender of such Legended Note to the Trustee or Registrar for exchange in accordance with the provisions of this Section 2.9, any Legended Note as to which the Transfer Restrictions shall have terminated in accordance with the preceding paragraphs shall be exchanged for a new Note of like aggregate principal amount, but without the Restrictive Legend. Any Legended Note as to which the Restrictive Legend shall have been removed pursuant to this paragraph at the written instruction of Grupo Aval Limited (and any Note issued upon registration of transfer of, exchange for or in lieu of such Legended Note) shall thereupon cease to be a “Legended Note” for all purposes of this Indenture.

(b)   Transfers from Rule 144A Global Notes to Regulation S Global Notes. If the owner of a beneficial interest in a Rule 144A Global Note wishes to transfer such interest (or portion thereof) to a person who is not a “U.S. Person” pursuant to Regulation S and such non-U.S. person wishes to hold its interest in the Notes through a beneficial interest in the Regulation S Global Note, (i) upon receipt by the Registrar of:

(x)   instructions from the Holder of the Rule 144A Global Note directing the Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred; and

(y)   a certificate in the form of Exhibit C from the transferor,

and (ii) in accordance with the rules and procedures of DTC, the Registrar shall increase the Regulation S Global Note and decrease the Rule 144A Global Note by such amount in accordance with the foregoing.

(c)   Transfers from Regulation S Global Notes to Rule 144A Global Notes. If the owner of a beneficial interest in a Regulation S Global Note wishes to transfer such interest (or any portion thereof) to a “qualified institutional buyer” pursuant to Rule 144A, (i) upon receipt by the Registrar of:

(x)   instructions from the Holder of the Regulation S Global Note directing the Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the principal amount of the beneficial interest in the Regulation S Global Note to be transferred; and

(y)   in the case of a transfer of such interest prior to the expiration of the Distribution Compliance Period thereof, a certificate in the form of Exhibit D duly executed by the transferor,

and (ii) in accordance with the rules and procedures of DTC, the Registrar shall increase the Rule 144A Global Note and decrease the Regulation S Global Note by such amount in accordance with the foregoing.

(d)   Other Transfers.  In case of any transfer or exchange the procedures and requirements for which are not addressed in detail in this Section 2.9 (including, without limitation, transfers or exchanges of any Notes issued in the form of a Certificated Note), such transfer or exchange shall be subject to such procedures and requirements as may be reasonably prescribed by Grupo Aval Limited, in consultation with the Trustee, from time to time and, in the case of a transfer or exchange invoking a Global Note, the rules and procedures of DTC.

(e)   Retention of Documents.  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Article II. Grupo Aval Limited shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(f)   Execution, Authentication of Notes, etc.

(i)   Subject to the other provisions of this Section 2.9, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements set forth in this Indenture and the Notes are met; provided that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.  To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article II, Grupo Aval Limited shall execute, and the Trustee shall authenticate, Certificated Notes and Global Notes at the Registrar’s request.

(ii)   No service charge shall be made to a Holder for any registration of transfer or exchange, but Grupo Aval Limited may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith and the giving of any indemnity as Grupo Aval Limited may require in accordance with the terms of the Indenture.

(iii)   The Trustee, Registrar and Transfer Agents shall not be required to register the transfer of or exchange of any Note:  (A) selected for redemption or (B) during the period of 15 days ending on a Payment Date.

(iv)   All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(g)   No Obligation of the Trustee or Agents.

(i)   None of the Trustee, the Registrar, the Paying Agents or Transfer Agents shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, any Agent Member or other member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or any nominee or participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member or other participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through DTC, subject to its applicable rules and procedures.  The Trustee, Registrar, Paying Agents and Transfer Agents may rely and shall be fully protected in relying upon information furnished by DTC with respect to its Agent Members and other members, participants and any beneficial owners.

(ii)   The Trustee, the Registrar, the Paying Agents and the Transfer Agents shall be entitled to deal with DTC, and any nominee thereof, that is the registered holder of any Global Note, for all purposes of this Indenture relating to such Global Note (including the payment of principal of and interest on and the giving of instructions or directions by or to the beneficial owner of an interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Trustee, the Registrar, the Paying Agents or the Transfer Agents shall have responsibility or liability for any acts or omissions of DTC with respect to such Global Note, for the records of or, including records in respect of beneficial ownership interests in respect of any Global Note, for any such transactions between DTC and any Agent Member or between or among DTC, any such Agent Member and/or any beneficial owner of an interest in such Global Note, or for any transfers of beneficial ownership interests in any such Global Note.

(iii) None of the Trustee, Registrar, Paying Agents or Transfer Agents shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members of DTC or other participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.10.   Replacement Notes.

If any Note at any time becomes mutilated, defaced, destroyed, stolen or lost, such Note may be replaced at the cost of the applicant (including reasonable legal fees of Grupo Aval Limited, the Trustee, the Transfer Agents, the Registrar and the Paying Agents) at the office of the Trustee or any Transfer Agent, upon provision of, in the case of destroyed, stolen or lost Notes, evidence satisfactory to the Trustee and Grupo Aval Limited that such Note was destroyed, stolen or lost, together with such indemnity or security as the Trustee and Grupo Aval Limited may require.  Mutilated or defaced Notes must be surrendered before replacements shall be issued.

Upon the issuance of any new Note, Grupo Aval Limited may require the payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee) in connection therewith.

Each Note authenticated and delivered in exchange for or in lieu of any such Note shall carry rights to accrued and unpaid interest and to interest to accrue equivalent to the rights that were carried by such Note before such Note was mutilated, defaced, destroyed, stolen or lost.

Every replacement Note is an additional contractual obligation of Grupo Aval Limited and shall be entitled to the benefits of this Indenture.

SECTION 2.11.   Temporary Notes.

Subject to the provisions of Section 2.9, until Certificated Notes are ready for delivery, Grupo Aval Limited may prepare, and the Trustee shall authenticate, temporary Notes.  Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that Grupo Aval Limited considers appropriate for temporary Notes.  Without unreasonable delay, Grupo Aval Limited shall prepare and the Trustee shall authenticate Certificated Notes and deliver them in exchange for temporary Notes at the office or agency of Grupo Aval Limited or the Trustee, without charge to the Holder. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as Certificated Notes.

SECTION 2.12.   Persons Deemed Owners.

Prior to the presentment of a Note for registration of transfer, Grupo Aval Limited, the Trustee or any agent of Grupo Aval Limited or the Trustee may treat the Person in whose name such Note is registered in the Register as the absolute owner of such Note for the purpose of receiving payment of principal of and, subject to Section 2.14, interest on such Notes and for all other purposes whatsoever, whether or not such Note be overdue, and neither Grupo Aval Limited, the Trustee nor any agent of Grupo Aval Limited or the Trustee shall be affected by notice to the contrary.

SECTION 2.13.   Cancellation.

Grupo Aval Limited at any time may deliver Notes to the Trustee for cancellation.  The Transfer Agents and the Paying Agents shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment.  Unless directed otherwise in writing by Grupo Aval Limited, the Trustee and no other Person shall cancel and the Trustee shall dispose of in accordance with its customary procedures (subject to any applicable record-retention requirements of the Exchange Act) all Notes surrendered for transfer, exchange, payment or cancellation and, if so disposed, deliver a certificate of such disposal to Grupo Aval Limited upon written request, unless Grupo Aval Limited directs the Trustee in writing to deliver cancelled Notes to Grupo Aval Limited.  Grupo Aval Limited may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.14.   Defaulted Interest.

If Grupo Aval Limited defaults in a payment of interest on the Notes, Grupo Aval Limited shall pay the defaulted interest (plus interest on such defaulted interest at the rate specified in Section 4.1 to the extent lawful) in any lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by Grupo Aval Limited to the Trustee of the proposed payment pursuant to this Section 2.14, such manner of payment shall be deemed practicable by the Trustee, acting reasonably.

Grupo Aval Limited may pay the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the Payment Date of such defaulted interest.  Grupo Aval Limited shall fix or cause to be fixed any such special record date and Payment Date, and, at least 15 days before any such special record date, Grupo Aval Limited shall deliver to each Holder, with a copy to the Trustee, a notice that states the special record date, the Payment Date and the amount of defaulted interest to be paid.

SECTION 2.15.   CUSIP, ISIN and Common Code Numbers.

Grupo Aval Limited in issuing the Notes may use CUSIP, ISIN and Common Code or other similar numbers (if then generally in use) and, if so, the Trustee shall use CUSIP, ISIN and Common Code or other similar numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers.  Grupo Aval Limited shall promptly notify the Trustee in writing of any change in CUSIP, ISIN or Common Code or other similar numbers.

SECTION 2.16.   Open Market Purchases.

Grupo Aval Limited, Grupo Aval or any of their Affiliates may at any time purchase Notes in the open market or otherwise at any agreed upon price.  Any Notes so purchased by Grupo Aval Limited, Grupo Aval or any of their Affiliates may not be reissued or resold, except in accordance with applicable securities and other laws.

ARTICLE III

REDEMPTION
SECTION 3.1.   Right of Redemption.

(a)   Except as described in this Section 3.1, the Notes may not be redeemed prior to their Stated Maturity.

(b)   Make-Whole Redemption. The Notes shall be redeemable, at the option of Grupo Aval Limited or Grupo Aval, in whole or, subject to the next sentence, in part, at any time at a Redemption Price equal to the greater of (i) 100% of the outstanding principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of and premium, if any, and interest on the Notes to be redeemed discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points, in each case plus accrued and unpaid interest to the Redemption Date and any Additional Amounts. Notwithstanding the preceding sentence, any redemption of the Notes in part may not result in less than U.S.$250.0 million aggregate principal amount of Notes being Outstanding after such redemption.

(c)   Tax Redemption. The Notes shall be redeemable, at the option of Grupo Aval Limited or Grupo Aval, in whole but not in part, at 100% of the outstanding principal amount of the Notes, plus accrued and unpaid interest to the Redemption Date and any Additional Amounts payable with respect thereto, provided that the following conditions are satisfied:

1.
Grupo Aval Limited or Grupo Aval would be obligated to pay any Additional Amounts as a result of any change in, or amendment to, the laws or regulations of any Taxing Jurisdiction, or any change in, or a pronouncement by competent authorities of any Taxing Jurisdiction with respect to, the official application or official interpretation of such laws or regulations, which change, amendment or pronouncement occurs after the date of this Indenture, (or, in the case of any Taxes imposed by the jurisdiction of a Paying Agent, after the date of appointment of such Paying Agent) or, in the case that Grupo Aval Limited or Grupo Aval, as applicable, merges with or into, or conveys, transfers or leases all or substantially all of its assets to, another Person and any Taxes are imposed or levied by or on behalf of the Taxing Jurisdiction (other than the original Taxing Jurisdiction of Grupo Aval Limited or Grupo Aval, as applicable) in which such successor entity is incorporated, after the date of such merger, conveyance, transfer or lease; and

2.	Grupo Aval Limited or Grupo Aval, in its reasonable judgment, determines that such obligation cannot be avoided by Grupo Aval Limited or Grupo Aval taking reasonable measures available to it; provided that, for this purpose, reasonable measures shall not include any change in Grupo Aval Limited’s or Grupo Aval’s jurisdiction of organization or locations of principal executive office, or the incurrence of material out-of-pocket expenses by Grupo Aval Limited or Grupo Aval. (For the avoidance of doubt, reasonable measures shall include a change in the jurisdiction of a Paying Agent, provided, however, that such change shall not require Grupo Aval Limited or Grupo Aval to incur material additional costs or legal or regulatory burdens).

No notice of redemption shall be given earlier than 60 days prior to the earliest date on which Grupo Aval Limited or Grupo Aval would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due.

Prior to the publication or mailing of any notice of redemption of the Notes, Grupo Aval Limited or Grupo Aval must deliver to the Trustee an Officers’ Certificate confirming that it is entitled to exercise such right of redemption. Grupo Aval Limited or Grupo Aval shall also deliver an opinion of legal counsel of recognized standing stating that it would be obligated to pay such Additional Amounts due to the changes in tax laws or regulations or changes in, or pronouncements with respect to, the official application or official interpretation of such laws or regulations. The Trustee shall accept this certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent set forth in clauses (1) and (2) above, in which event it shall be conclusive and binding on the Holders.

SECTION 3.2.   Notice of Redemption.

Grupo Aval Limited or Grupo Aval shall mail, or cause to be mailed, a notice of redemption of Notes, pursuant to Section 3.1, at least 30 but not more than 60 days before the Redemption Date to each Holder of any Note to be redeemed by first-class mail, postage prepaid, at its registered address and such notice shall be irrevocable.

In addition, so long as the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market and the rules of such exchange so require, notices shall also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxembourger Wort) or, if not practicable to so publish in Luxembourg, on the website of the Luxembourg Stock Exchange (www.bourse.lu).

The notice shall state:

(i)   the Redemption Date;

(ii)   the Redemption Price;

(iii)   the name and address of the Trustee and Paying Agents;

(iv)   that Notes called for redemption must be surrendered to the Trustee or Paying Agents to collect the Redemption Price;

(v)   that, unless Grupo Aval Limited or Grupo Aval defaults in the payment of the Redemption Price or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption shall cease to accrue on and after the Redemption Date;

(vi)   the Section of the Indenture and the related paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

(vii)   the CUSIP, ISIN or Common Code number, if any, and that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code number, if any, listed in such notice or printed on the Notes.

If Grupo Aval Limited elects to have the Trustee give notice of redemption under Section 3.1, then Grupo Aval Limited shall deliver to the Trustee, at least 40 days but not more than 70 days prior to the Redemption Date (unless the Trustee agrees to a shorter period in writing), a notice requesting that the Trustee give notice of redemption and setting forth the information required by Section 3.2.  If Grupo Aval Limited elects to have the Trustee give notice of redemption, the Trustee shall give the notice in the name of Grupo Aval Limited and at Grupo Aval Limited’s expense.

SECTION 3.3.   Deposit of Redemption Price.

Grupo Aval Limited shall, in accordance with Section 4.1, deposit with the Trustee or a Paying Agent money sufficient to pay the applicable Redemption Price of the Notes to be redeemed.

SECTION 3.4.   Effect of Notice of Redemption.

Notice of redemption having been given as aforesaid, the Notes to be redeemed shall, on the Redemption Date, become due and payable at the applicable Redemption Price, and from and after such date (except in the event of a default in the payment of the Redemption Price) such Notes shall cease to bear interest.  Upon surrender of any such Note for redemption in accordance with such notice, such Note shall be paid by Grupo Aval Limited at the Redemption Price; provided that installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant Record Dates according to their terms.

If any Note to be redeemed shall not be so paid upon surrender thereof in accordance with Grupo Aval Limited’s instructions for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

ARTICLE IV

COVENANTS
SECTION 4.1.   Payment of Principal and Interest under the Notes.

Grupo Aval Limited or Grupo Aval shall pay the principal of and interest on the Notes in U.S. Dollars on the dates and in the manner provided in the form of the Notes contained in Exhibit A and in this Indenture.  Prior to 11:00 a.m. (New York City time) on the Business Day preceding each Payment Date, Grupo Aval Limited or Grupo Aval shall deposit with the Trustee or with the Paying Agent in immediately available funds U.S. Dollars sufficient to make cash payments due on such Payment Date.  If Grupo Aval Limited or Grupo Aval or an Affiliate of Grupo Aval is acting as Paying Agent, Grupo Aval Limited or Grupo Aval shall, prior to 11:00 a.m. (New York City time) on each Payment Date, segregate and hold in trust U.S. Dollars sufficient to make cash payments due on such Payment Date.  Principal and interest shall be considered paid on the date due if prior to 11:00 a.m. (New York City time) on such date the Trustee or the Paying Agent (other than Grupo Aval Limited or an Affiliate of Grupo Aval Limited) holds in accordance with this Indenture U.S. Dollars designated for and sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

Grupo Aval Limited shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at such rate to the extent lawful.

SECTION 4.2.   Payment of Additional Amounts.

(a)   All payments by Grupo Aval Limited or Grupo Aval in respect of the Notes or the Guarantees shall be made free and clear of and without any withholding or deduction for or on account of any present or future Taxes, unless the withholding or deduction of such Taxes is required by law or the official interpretation thereof, or by the administration thereof. If Grupo Aval Limited or Grupo Aval shall be required by any law of any Taxing Jurisdiction to withhold or deduct any Taxes from or in respect of any sum payable under the Notes or the Guarantees, Grupo Aval Limited or Grupo Aval, as the case may be, shall (a) pay such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts receivable by Holders of any Notes after such withholding or deduction equals the respective amounts which would have been receivable by such Holders in the absence of such withholding or deduction, (b) make such withholding or deduction, and (c) pay the full amount withheld or deducted to the relevant tax or other authority in accordance with applicable law, except that no such Additional Amounts shall be payable in respect of any Note:

(i)   to the extent that such Taxes are imposed or levied by reason of such Holder (or the beneficial owner) having some connection with the Taxing Jurisdiction other than the mere holding (or beneficial ownership) of such Note or receiving principal or interest payments on the Note (including but not limited to citizenship, nationality, residence, domicile, or existence of a business, permanent establishment, a dependent agent, a place of business or a place of management present or deemed present in the Taxing Jurisdiction);

(ii)   to the extent that any Tax is imposed other than by deduction or withholding from payments of principal of or premium, if any, or interest on the Notes;

(iii)   in the event that the Holder (or beneficial owner) fails to comply with any certification, identification or other reporting requirement concerning nationality, residence, identity or connection with the Taxing Jurisdiction if (1) compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or part of the Taxes, and (2) Grupo Aval Limited or Grupo Aval, as the case may be, has given the Holders (or beneficial owners) at least 30 days prior notice that they shall be required to comply with such requirement;

(iv)   in the event that the Holder fails to surrender (where surrender is required) its Note for payment within 30 days after Grupo Aval Limited or Grupo Aval, as the case may be, has made available a payment of principal or interest, provided that Grupo Aval Limited or Grupo Aval, as the case may be, shall pay Additional Amounts to which a Holder would have been entitled had the Note been surrendered on the last day of such 30-day period;

(v)   to the extent that such Taxes are imposed by reason of an estate, inheritance, gift, personal property, value added, use or sales tax or any similar taxes, assessments or other governmental charges;

(vi)   where such withholding or deduction of Taxes is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive on the taxation of savings implementing the conclusions of the European Council of Economic and Finance Ministers (ECOFIN) meeting of 26 and 27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;

(vii)   by or on behalf of a Holder who would have been able to avoid such withholding or deduction of Taxes by presenting the relevant Note to another Paying Agent in a member state of the European Union; or

(viii)   any combination of items (i) through (vii) above.

(b)   No Additional Amounts shall be paid to a Holder that is a fiduciary or a partnership or not the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or such beneficial owner would not have been entitled to receive the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder.

(c)   Grupo Aval Limited or Grupo Aval, as the case may be, shall provide the Trustee with the official acknowledgment of the relevant Taxing Jurisdiction (or, if such acknowledgment is not available, other reasonable documentation) evidencing any payment of any Taxes in respect of which Grupo Aval Limited or Grupo Aval, as the case may be, has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders of the Notes or the Paying Agents, as applicable, upon request therefor.

(d)   Grupo Aval Limited or Grupo Aval, as the case may be, shall also pay any present or future stamp, issue, registration, court or documentary taxes or any excise or property taxes, charges or similar levies (including any penalties, interest and other liabilities relating thereto) which arise in any jurisdiction from the execution, delivery, registration or the making of payments in respect of the Notes and the related Guarantees, excluding any such taxes, charges or similar levies imposed by any jurisdiction that is not a Taxing Jurisdiction other than those resulting from, or required to be paid in connection with, the enforcement of the Notes and the related Guarantees following the occurrence of any Default or Event of Default.

(e)   All references in this Indenture to principal of and premium, if any, and interest on the Notes shall include any Additional Amounts payable by Grupo Aval Limited or Grupo Aval, as the case may be, in respect of such principal, premium, if any, and interest.

(f)   At least ten Business Days prior to the first Interest Payment Date (and at least ten Business Days prior to each succeeding Interest Payment Date but only if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate), Grupo Aval Limited shall furnish to the Trustee and the Paying Agents an Officers’ Certificate instructing the Trustee and the Paying Agents whether payments of principal of or interest on the Notes due on such Interest Payment Date shall be without deduction or withholding for or on account of any Taxes.  If any such deduction or withholding shall be required, prior to such Interest Payment Date, Grupo Aval Limited shall furnish the Trustee and the Paying Agents with an Officers’ Certificate which specifies the amount, if any, required to be withheld or deducted on such payment to Holders of the Notes and certifies that Grupo Aval Limited shall pay such withholding or deduction amount to the appropriate Taxing Jurisdiction.

SECTION 4.3.   Maintenance of Office or Agent for Service of Process.

Grupo Aval Limited and Grupo Aval shall maintain an office or agent for service of process in the Borough of Manhattan, The City of New York, where notices to and demands upon Grupo Aval Limited and Grupo Aval in respect of the Notes, the Guarantees and the Indenture may be served. Initially this agent shall be CT Corporation System; and Grupo Aval Limited and Grupo Aval shall not to change the designation of such agent without prior notice to the Trustee and designation of a replacement agent in the Borough of Manhattan, The City of New York.

SECTION 4.4.   Further Actions.

Grupo Aval Limited and Grupo Aval, at its own cost and expense, satisfy any condition or take any action (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required, as may be necessary or as the Trustee may reasonably request, in accordance with applicable laws and/or regulations, to be taken, fulfilled or done in order to (i) enable Grupo Aval Limited and Grupo Aval to lawfully enter into, exercise its rights and perform and comply with its obligations under the Indenture, the Notes and the Guarantees, as the case may be; (ii)

ensure that its obligations under the Indenture, the Notes and the Guarantees are legally binding and enforceable; (iii) make the Indenture, the Notes and the Guarantees admissible in evidence in the courts of the State of New York, Colombia and the Cayman Islands; (iv) preserve the enforceability of, and maintain the Trustee’s rights under, the Indenture; and (v) respond to any reasonable requests received from the Trustee to facilitate the Trustee’s exercise of its rights and performance of its obligations under the Indenture, the Notes and the Guarantees, including exercising and enforcing its rights under and carrying out the terms, provisions and purposes of the Indenture, the Notes and the Guarantees.

SECTION 4.5.   Provision of Financial Statements and Reports.

(a)   At all times when Grupo Aval is required to file any financial statements or reports with the SEC, Grupo Aval shall use its best efforts to file all required statements or reports in a timely manner in accordance with the rules and regulations of the SEC. In addition, at any time when Grupo Aval is not subject to or is not current in its reporting obligations under Section 13 or Section 15(d) of the Exchange Act, Grupo Aval shall make available, upon request, to the Trustee, any holder or any prospective purchaser of the Notes, who so requests in writing, (1) in English (or accompanied by an English translation thereof) as soon as available and in any case within 45 days after the end of each first and third fiscal quarters, its unaudited unconsolidated balance sheet and statement of income, in each case, prepared in accordance with Colombian GAAP and as reported to the SFC, and (2) in English (or accompanied by an English translation thereof) as soon as available and in any case within 120 days after the end of each second quarter and fiscal year, its audited consolidated and unconsolidated balance sheet, statement of income, statement of changes in stockholders’ equity and statement of cash flow, at and for the six-month periods then ended, prepared in accordance with Colombian GAAP and accompanied by a report thereon by an independent public accountant of recognized international standing, together with an English translation of the management report (informe de gestión) sent to its shareholders.

(b)   For as long as the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, Grupo Aval shall furnish to any Holder of Notes issued under Rule 144A, or to any prospective purchaser designated by such Holder of Notes, upon request of such Holder of Notes, financial and other information described in paragraph (d)(4) of Rule 144A with respect to Grupo Aval to the extent required in order to permit such Holder of Notes to comply with Rule 144A with respect to any resale of its Note, unless during that time Grupo Aval is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or is exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act and no such information about Grupo Aval is otherwise required pursuant to Rule 144A.

(c)   Grupo Aval Limited shall deliver to the Trustee, within ten Business Days after obtaining actual knowledge thereof, written notice of any Default or Event of Default that has occurred and is still continuing, an Officers’ Certificate setting forth the details of such Default or Event of Default, its status and the actions which Grupo Aval Limited is taking or proposes to take with respect thereto.

(d)   Delivery of such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Grupo Aval’s compliance with any of the covenants contained in the Indenture (as to which the Trustee shall be entitled to conclusively rely upon an Officers’ Certificate).

SECTION 4.6.   Listing.

(a)   In the event that the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market, Grupo Aval Limited shall use their commercially reasonable efforts to maintain such listing; provided that if, as a result of the European Union regulated market amended Directive 2004/109/EC (the “Transparency Directive”) or any legislation implementing the Transparency Directive or other directives or legislation, Grupo Aval Limited or Grupo Aval could be required to publish financial information either more regularly than it otherwise would be required to or according to accounting principles which are materially different from the accounting principles which Grupo Aval Limited or Grupo Aval would otherwise use to prepare its published financial information, Grupo Aval Limited or Grupo Aval may delist the Notes from the Luxembourg Stock Exchange in accordance with the rules of the exchange and may seek, but is not required to seek, an alternative admission to listing, trading and/or quotation for the Notes on a different section of the Luxembourg Stock Exchange or by such other listing authority, securities exchange and/or quotation system inside or outside the European Union as the Board of Directors of Grupo Aval Limited or Grupo Aval may decide.

(b)   Grupo Aval Limited or Grupo Aval shall notify the Trustee in writing promptly upon the listing or delisting of the Notes on any securities exchange.

SECTION 4.7.   Limitation on Disposition of Share Capital of Significant Subsidiaries.

Grupo Aval and its Subsidiaries shall not sell, issue or cause to be issued, or otherwise transfer or dispose of Share Capital, or securities convertible into or, options warrants, or rights to acquire Share Capital, of any Significant Subsidiary or of any Subsidiary that owns Share Capital, or securities convertible into or, options warrants, or rights to acquire Share Capital, of any Significant Subsidiary, except for any of the following exceptions:

(1)   any issuance, sale or other transfer or disposition for fair market value (as determined in good faith by the Board of Directors of Grupo Aval) of the Share Capital of any subsidiary; provided that Grupo Aval does not, as a result of such transaction and after the conversion of any shares or securities convertible into Share Capital, cease to own directly or indirectly at least 50.1% of the total voting power of shares of Share Capital of each of Banco de Bogotá S.A. and Banco de Occidente S.A.;

(2)   sales or other transfers or dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction;

(3)   any issuance or sale by a Significant Subsidiary of additional shares of its Share Capital, securities convertible into shares of its Share Capital, or options, warrants, or rights to subscribe for or purchase shares of its Share Capital, to its shareholders at any price, so long as immediately after the sale, Grupo Aval owns, directly or indirectly, at least as great a percentage of voting power of shares of Share Capital of the Significant Subsidiary as Grupo Aval owned before the sale of additional securities; and

(4)   any issuance or sale of shares of Share Capital, or securities convertible into or options, warrants, or rights to subscribe for or purchase shares of Share Capital, of a Significant Subsidiary or any Subsidiary which owns shares of Share Capital, or securities convertible into or options, warrants, or rights to acquire Share Capital, of any Significant Subsidiary, to Grupo Aval or a Wholly-Owned Subsidiary.

For the avoidance of doubt, the grant of a security interest in, or other incurrence of a Lien on, Share Capital shall not be considered a sale, transfer or other disposition of Share Capital; however, any transfer of Share Capital of a Significant Subsidiary pursuant to or in connection with the enforcement of such security interest or Lien on such Share Capital, including to the Person secured by such security interest or Lien, shall constitute a transfer of such Share Capital.

SECTION 4.8.   Additional Limitations relating to Grupo Aval Limited.

(a)   For so long as any of the Notes is outstanding:

(i)   Grupo Aval Limited shall not engage in any business, or conduct any operations, other than to finance the operations of Grupo Aval and its direct and indirect Subsidiaries and activities that, in the good faith judgment of Grupo Aval Limited’s Board of Directors, are reasonably ancillary thereto (including, without limitation, on-lending of funds, including intercompany loans, making equity investments in such Subsidiaries, repurchases of Indebtedness permitted to be issued by the Indenture and entering into transactions involving Hedging Obligations relating to such Indebtedness);

(ii)   Grupo Aval Limited shall not incur any Indebtedness other than (1) the Notes and (2) any other senior unsecured indebtedness guaranteed by Grupo Aval that (i) ranks equally with the Notes or (ii) is subordinated to the Notes;

(iii)   Grupo Aval Limited shall not make any investments, other than Permitted Investments; and

(iv)   Grupo Aval Limited shall not incur any Liens on any of its assets, except for any Liens imposed by operation of law.

(b)   For so long as any of the Notes is outstanding, neither Grupo Aval nor Grupo Aval Limited shall take any corporate action with respect to:

(i)   the consolidation or merger of Grupo Aval Limited with or into any other Person, except that Grupo Aval Limited may merge with (x) a Wholly-Owned Subsidiary of Grupo Aval that is in compliance with Section 4.8(a) above or (y) Grupo Aval. (For the avoidance of doubt, in the event that Grupo Aval Limited consolidates or merges with Grupo Aval,  Grupo Aval shall not be required to comply with the covenants in Section 4.8(a));

(ii)   the voluntary liquidation, wind-up or dissolution of Grupo Aval Limited while Grupo Aval Limited is the issuer of the Notes, unless Grupo Aval fully and unconditionally assumes all of the obligations of Grupo Aval Limited, including the Notes;

(iii)   the transfer or disposition by Grupo Aval of Grupo Aval Limited to any Person other than a Wholly-Owned Subsidiary of Grupo Aval, except as permitted under Article V; or

(iv)   a change in the jurisdiction of organization of Grupo Aval Limited, except in an Eligible Jurisdiction and provided that Grupo Aval Limited continues to be a Wholly-Owned Subsidiary of Grupo Aval.

SECTION 4.9.   Statement as to Compliance.

Grupo Aval Limited shall deliver to the Trustee within 120 days after the end of each fiscal year, commencing May 1, 2013, a certificate (which does not need to comply with Section 11.3) from its principal executive officer, principal financial officer or principal accounting officer, stating whether or not, to the best knowledge of the signer thereof, Grupo Aval Limited is in compliance (without regard to periods of grace or notice requirements) with all conditions and covenants under this Indenture, and if Grupo Aval Limited shall not be in compliance, specifying such non-compliance and the nature and status thereof of which such signer may have knowledge.

ARTICLE V

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 5.1.   Limitation on Consolidation, Merger, Transfer or Lease of Assets.

(a)   Grupo Aval shall not consolidate with or merge into, or sell, lease, convey or transfer, in one transaction or a series of transactions, all or substantially all of the Grupo Aval’s properties and assets to any Person, unless:

(i)   the surviving entity, if other than Grupo Aval, is organized and existing under the laws of an Eligible Jurisdiction and assumes under a supplemental indenture all of the Obligations under the Notes, the Guarantees and the Indenture;

(ii)   immediately prior to such transaction and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iii)   Grupo Aval or the surviving entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each in form and substance satisfactory to the Trustee, stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of the Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied and that the Indenture and the Notes constitute legal, valid and binding obligations of the continuing Person, enforceable in accordance with their terms.

(b)   The Trustee shall be entitled to rely exclusively on, and shall accept, such Officers’ Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent set forth in this Section 5.1, in which event it shall be conclusive and binding on the Holders.

SECTION 5.2.   Successor Substituted.

Upon any consolidation or merger, conveyance, transfer or lease of all or substantially all of the assets of Grupo Aval in accordance with Section 5.1 in which Grupo Aval is not the continuing guarantor under this Indenture, the surviving or transferor Person shall succeed to, and be substituted for, and may exercise every right and power of, Grupo Aval under this Indenture with the same effect as if such successor had been named as Grupo Aval therein.  When a successor assumes all the obligations of its predecessor under this Indenture, the Notes and the Guarantees, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

SECTION 6.1.   Events of Default.

The term “Event of Default” means, when used herein, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to, or as a result of any failure to obtain, any authorization, order, rule, regulation, judgment or decree of any governmental or administrative body or court):

(1)   Grupo Aval Limited or Grupo Aval fails to pay interest on any of the Notes or the Guarantees when either becomes due and payable, and any such failure continues for thirty (30) days;

(2)   Grupo Aval Limited or Grupo Aval fails to pay the principal on any of the Notes or the Guarantees when either becomes due and payable, whether at Stated Maturity or otherwise;

(3)   Grupo Aval Limited or Grupo Aval fails to comply with any of its covenants or agreements in this Indenture, the Notes or the Guarantees (other than those referred to in clauses (1) and (2) above), and any such failure continues for sixty (60) days after the notice set forth in Section 6.2 below;

(4)   Grupo Aval Limited, Grupo Aval or any Significant Subsidiary defaults with respect to any of its Indebtedness (whether such Indebtedness now exists or is created after the date of this Indenture), which default (a) is caused by failure to pay principal of or premium, if any, or interest on such Indebtedness when originally due, after giving effect to any grace period provided in such Indebtedness on the date of such default (“Payment Default”), (b) in the case of Grupo Aval Limited or Grupo Aval, results in the acceleration of such Indebtedness prior to its Stated Maturity, or (c) in the case of any Significant Subsidiary, results in the acceleration of such Indebtedness prior to its Stated Maturity, provided that, in the case of this clause (c), such accelerated Indebtedness is not paid, or such default waived, within 60 days after the date of such acceleration, and provided, further, that, in the case of clauses (a), (b) and (c), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, totals U.S.$50 million or more in the aggregate (or the equivalent thereof at the time of determination);

(5)   Grupo Aval Limited or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i)   commences a voluntary case;

(ii)   consents to the entry of an order for relief against it in an involuntary case;

(iii)   consents to the appointment of a Custodian of it or for all or substantially all of its assets;

(iv)   makes a general assignment for the benefit of its creditors;

(v)   in the case of any Significant Subsidiary, is subject to any other Intervention Measure or Preventive Measure; or

(vi)   in the case of Grupo Aval Limited or Grupo Aval, institutes any other proceeding seeking to adjudicate Grupo Aval Limited or Grupo Aval bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of any Indebtedness under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for Grupo

Aval Limited or Grupo Aval or for any substantial part of the property of Grupo Aval Limited or Grupo Aval or Grupo Aval Limited or Grupo Aval takes any corporate action to authorize any of the actions set forth above in this clause (vi);

(6)   any Person pursuant to or within the meaning of any Bankruptcy Law institutes any proceeding against Grupo Aval Limited, Grupo Aval or any Significant Subsidiary seeking to adjudicate in any court of competent jurisdiction Grupo Aval Limited, Grupo Aval or such Significant Subsidiary bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of any Indebtedness under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for Grupo Aval Limited, Grupo Aval or such Significant Subsidiary or for any substantial part of the property of Grupo Aval Limited, Grupo Aval or such Significant Subsidiary and, in the case of any of the foregoing actions, such proceeding or action is not dismissed or discharged and remains in effect for 60 days; provided, however that none of the foregoing actions set forth in this clause (6) shall constitute an Event of Default (unless and for so long as such proceeding or action is being contested in good faith by Grupo Aval Limited, Grupo Aval or such Significant Subsidiary, as the case may be); or

(7)   a court of competent jurisdiction or relevant entity enters an order or decree under any Bankruptcy Law that:

(ii)   is for relief against Grupo Aval Limited, Grupo Aval or any Significant Subsidiary as debtor in an involuntary case;

(iii)   appoints a Custodian of Grupo Aval Limited, Grupo Aval or any Significant Subsidiary or a Custodian for all or substantially all of the assets of Grupo Aval Limited, Grupo Aval or any Significant Subsidiary; or

(iv)   orders the liquidation of Grupo Aval Limited, Grupo Aval or any Significant Subsidiary, and the order or decree remains unstayed and in effect for sixty (60) days.

SECTION 6.2.   Acceleration of Maturity, Rescission and Amendment.

If an Event of Default (other than an Event of Default specified in clauses (5), (6) and (7) of Section 6.1 above) shall have occurred and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may declare all unpaid principal of and accrued interest on all Notes to be due and payable immediately, by a notice in writing to Grupo Aval Limited, (and to the Trustee, if notice is given by the Holders), stating that such notice is an “Acceleration Notice,” and upon any such declaration such amounts shall become due and payable immediately. If an Event of Default specified in clauses (5), (6) and (7) of Section 6.1 shall have occurred, the principal of and accrued interest on all Outstanding Notes, and Additional Amounts, if any, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Notes owned by Grupo Aval Limited, Grupo Aval or any of their Affiliates shall be deemed not to be outstanding for, among other purposes, declaring the acceleration of the maturity of the Notes.

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of a majority in principal amount of the Outstanding Notes by written notice to Grupo Aval Limited, with a copy to Grupo Aval, and the Trustee may rescind or annul such declaration if:

(i)   Grupo Aval Limited has paid or deposited with the Trustee a sum sufficient to pay (a) all overdue interest on the Notes, (b) all unpaid principal of the Notes that has become due otherwise than by such declaration of acceleration, (c) to the extent that payment of such interest on the Notes is lawful, interest on such overdue interest (including any Additional Amounts) as provided herein and (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(ii)   all Events of Default have been cured or waived as provided in Section 6.13 other than the nonpayment of principal that has became due solely because of acceleration.

No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 6.3.   Collection Suit by Trustee.

If an Event of Default specified in clauses (1) or (2) of Section 6.1 occurs, the Trustee, in its own name as trustee of an express trust, (i) may institute a judicial proceeding for the collection of the whole amount then due and payable on such Notes for principal and interest (including Additional Amounts), and interest on any overdue principal and, to the extent that payment of such interest (including Additional Amounts) shall be legally enforceable, upon any overdue installment of interest (including Additional Amounts), at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) may prosecute such proceeding to judgment or final decree and (iii) may enforce the same against Grupo Aval Limited or Grupo Aval or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of Grupo Aval Limited or Grupo Aval or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by any available proceeding at law or in equity, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 6.4.   Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest (including Additional Amounts) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

SECTION 6.5.   Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture, the Notes and the Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 6.6.   Application of Money Collected.

Any money collected by the Trustee pursuant to this Article VI or, after an Event of Default, any money or other property distributable in respect of Grupo Aval Limited’s or Grupo Aval’s obligations under this Indenture shall be applied in the following order:

FIRST:  to the Trustee for amounts due to it hereunder (including, without limitation, under Section 7.6);

SECOND:  to Holders for amounts due and unpaid on the Notes for principal and premium, if any, and interest (including Additional Amounts), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium, if any, and interest (including Additional Amounts), respectively; and

THIRD:  to Grupo Aval Limited.

The Trustee may fix a record date and Payment Date for any payment to Holders pursuant to this Section 6.6.  At least 15 days before such record date, Grupo Aval Limited shall mail to each Holder and the Trustee a notice that states the record date, the Payment Date and amount to be paid.

SECTION 6.7.   Limitation on Suits.

Subject to the provisions of this Indenture, no Holder shall have any right to institute any proceeding (judicial or otherwise) with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless:

(i)   such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

(ii)   the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee thereunder;

(iii)   such Holder or Holders have offered to the Trustee an indemnity or security reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv)   the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity or security, has failed to institute any such proceeding; and

(v)   no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes (it being understood that no one or more of such Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders).

SECTION 6.8.   Rights of Holders to Receive Principal and Interest.

Notwithstanding any other provision of this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest on such Note and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 6.9.   Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, Grupo Aval Limited, Grupo Aval, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.10.   Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee hereunder) and the Holders allowed in any bankruptcy, insolvency, liquidation or other judicial or administrative proceedings relative to Grupo Aval Limited or Grupo Aval, their respective creditors or their respective properties and any Custodian in any such judicial or administrative proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.6.  Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.11.   Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.12.   Control by Holders.

The Holders of a majority in aggregate principal amount of the Outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of the Holders if such request or direction conflicts with any law or with this Indenture or, subject to Section 7.1, if the Trustee determines it is unduly prejudicial to the rights of other Holders (it being understood that subject to Sections 7.1 and 7.2, the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders) or would involve the Trustee in personal liability or expense; provided that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such request or direction.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all costs, losses, liabilities and expenses caused by taking or not taking such action.

SECTION 6.13.   Waiver of Past Defaults and Events of Default.

The Holders of a majority in principal amount of the Outstanding Notes by written notice to the Trustee may waive an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest on a Note or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected.  When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 6.14.   Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.10, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.15.   Waiver of Stay or Extension Laws.

Each of Grupo Aval Limited and Grupo Aval covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Notes; and each of Grupo Aval Limited and Grupo Aval (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

TRUSTEE AND AGENTS
SECTION 7.1.   Duties of Trustee.

(a)   If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)   Except during the continuance of an Event of Default, (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of the mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c)   The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)   this Section 7.1(c) does not limit the effect of Section 7.1(b) or Section 7.1(f);

(ii)   the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)   the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.7.

(d)   The Trustee shall not be liable for interest on or the investment of any money received by it except as the Trustee may agree in writing with Grupo Aval Limited.

(e)   Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)   No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder or in the exercise of its rights or powers.

(g)   Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1.

(h)   Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from Grupo Aval Limited shall be sufficient if signed by an Officer of Grupo Aval Limited.

(i)   The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the losses, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.2.   Rights of Trustee.

(a)   The Trustee may conclusively rely and shall be fully protected in action or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.  The Trustee need not investigate any fact or matter stated in the document.

(b)   Before the Trustee acts or refrains from acting at the direction of Grupo Aval Limited, it may require an Officers’ Certificate and an Opinion of Counsel.  The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel. Any request or direction of Grupo Aval Limited mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors of Grupo Aval Limited may be sufficiently evidenced by a copy of such Board Resolution.

(c)   The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorneys or agents appointed with due care.

(d)   Subject to Section 7.1, the Trustee shall not be liable for any action it takes, suffers or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e)   The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

(f)   If the Trustee shall determine, it shall be entitled to examine the books, records and premises of Grupo Aval Limited, personally or by agent or attorney, during reasonable business hours and upon reasonable notice at the sole cost of Grupo Aval Limited.

(g)   The Trustee shall not be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default unless either (i) a Responsible Officer of the Trustee with direct responsibility for this Indenture has actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default has been given to the Trustee by Grupo Aval Limited or any Holder.

(h)   The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder as Registrar, Paying Agent and Transfer Agent and to each Registrar, Paying Agent or Transfer Agent appointed hereunder, and to each other agent, custodian and other Person employed to act hereunder.

(i)   In no event shall the Trustee be responsible or liable under or in connection with this Indenture for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)   The Trustee may request that Grupo Aval Limited or Grupo Aval deliver a certificate setting forth the names of individuals and/or titles of Officers (with their specimen signatures) authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k)   The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(l)   To the extent that this Indenture or any law requires the approval, consent or authorization of the SFC, any other Colombian regulator or any Cayman Islands regulator,

none of the Trustee or any Registrar, Paying Agent, Transfer Agent or any other agent shall have any duty or obligation to determine whether such approval, consent or authorization is required or any duty or obligation to obtain such consent.  Grupo Aval Limited or Grupo Aval shall notify the Trustee and the Registrar, Paying Agents, Transfer Agents and any other agents, as applicable, in writing if the approval, consent or authorization of the SFC, any other Colombian regulator or any Cayman Islands regulator is required for any action pursuant to this Indenture or any law and whether or not such consent has been obtained by Grupo Aval Limited or Grupo Aval.

(m)   Notwithstanding any provision herein to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above.

(n)   The Trustee shall have no liability or responsibility with respect to, or obligation or duty to monitor, determine or inquire as to, Grupo Aval Limited’s or Grupo Aval’s compliance with any covenant under Articles IV and V of this Indenture (other than the covenant to make payments on the Notes or the Guarantees, as the case may be).

SECTION 7.3.   Individual Rights of Trustee.

The Trustee, Registrar, any Paying Agent, Transfer Agent or any other agent of Grupo Aval Limited or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with Grupo Aval Limited, Grupo Aval or their Affiliates with the same rights it would have if it were not Trustee, Registrar, Paying Agent, Transfer Agent or such other agent.

SECTION 7.4.   Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity, sufficiency or adequacy of the Offering Memorandum, any other offering materials, this Indenture or the Notes, it shall not be accountable for Grupo Aval Limited’s use of the proceeds from the Notes, and it shall not be responsible for any recital or statement of Grupo Aval Limited or Grupo Sura in this Indenture, the Notes, the Guarantees or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

SECTION 7.5.   Notice of Defaults and Events of Default.

If a Default or Event of Default occurs and is continuing, and if it is known to a Responsible Officer, the Trustee shall promptly mail to each Holder notice of the Default or Event of Default.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice and shall be protected from withholding the notice if and so long as a Responsible Officer or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders.  For all purposes of this Indenture and the Notes, the Trustee shall not be deemed to have knowledge of a Default or Event of Default unless (i) a Responsible Officer of the Trustee has actual knowledge thereof, or (ii) written notice of such Default or Event of Default has been given to the Trustee at its Corporate Trust Office by Grupo Aval Limited or any Holder.

SECTION 7.6.   Compensation and Indemnity.

(a)   Grupo Aval Limited and Grupo Aval, jointly and severally, agree to pay to the Trustee such compensation for its acceptance of this Indenture and services hereunder as Grupo Aval Limited, Grupo Aval and the Trustee shall from time to time agree in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  Grupo Aval Limited and Grupo Aval shall reimburse the Trustee upon request for all reasonable and duly documented or invoiced out-of-pocket expenses incurred or made by it, including, without limitation, costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable and duly documented costs of counsel retained by the Trustee, in addition to the compensation for its services.  Such expenses shall include the reasonable and duly documented compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.

(b)   Grupo Aval Limited and Grupo Aval shall, jointly and severally, indemnify, defend and hold harmless each of the Trustee and its officers, agents and employees against any and all loss, liability, damages, claims, cost or expense (including reasonable and duly documented attorneys’ fees and expenses) incurred by it without negligence or willful misconduct on its part in connection with the acceptance and administration of this trust, the performance of its duties and the exercise of its rights hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.6) and of defending itself against any claims (whether asserted by any Holder, Grupo Aval Limited, any other Person or otherwise).  The Trustee shall notify Grupo Aval Limited and Grupo Aval promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify Grupo Aval Limited and Grupo Aval shall not relieve Grupo Aval Limited or Grupo Aval of their obligations hereunder.  The Trustee shall have the right to employ separate counsel in any such action or proceeding and participate in the investigation and defense thereof, and Grupo Aval Limited and Grupo Aval shall pay the reasonable fees and expenses of such separate counsel; provided that the Trustee may only employ separate counsel at the expense of Grupo Aval Limited and Grupo Aval if in the judgment of the Trustee (i) a conflict of interest or potential conflict of interest exists by reason of common representation or (ii) there are legal defenses available to the Trustee that are different from or are in addition to those available to Grupo Aval Limited and Grupo Aval or if all parties commonly represented do not agree as to the action (or inaction) of counsel.  Notwithstanding the foregoing, such separate counsel must be reasonably satisfactory to the Trustee, any such approval not to be unreasonably withheld.  Grupo Aval Limited and Grupo Aval need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own negligence or willful misconduct as determined by a competent court of appropriate jurisdiction in a final, non-appealable judgment.

(c)   To secure Grupo Aval Limited’s and Grupo Aval’s payment obligations in this Section 7.6, the Trustee shall have a lien prior to the Holders on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.  The Trustee’s right to receive payment of any amounts due under this Section 7.6 shall not be subordinate to any other liability or indebtedness of Grupo Aval Limited or Grupo Aval.

(d)   Grupo Aval Limited’s and Grupo Aval’s obligations pursuant to this Section 7.6 shall survive the payment of the Notes, the discharge of this Indenture and/or the resignation or removal of the Trustee.  When the Trustee incurs expenses after the occurrence of a Default or Event of Default, the expenses are intended to constitute expenses of administration under the Bankruptcy Law; provided that this shall not affect the Trustee’s rights as set forth in this Section 7.6 or Section 6.6.

(e)   The provisions of this Section 7.6 shall survive the satisfaction and discharge of the Indenture, the termination for any reason of this Indenture, and the resignation or removal of the Trustee.

(f)   “Trustee” for purposes of this Section 7.6 shall include any predecessor Trustee; provided that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 7.7.   Replacement of Trustee.

(a)   The Trustee may resign at any time by so notifying Grupo Aval Limited in writing.  The Holders of a majority in principal amount of the Outstanding Notes may remove the Trustee upon 15 days’ prior written notice to the Trustee and may appoint a successor Trustee reasonably satisfactory to Grupo Aval Limited.  Grupo Aval Limited shall remove the Trustee if:

(i)   the Trustee fails to comply with Section 7.9;

(ii)   the Trustee is adjudged bankrupt or insolvent;

(iii)   a receiver or other public officer takes charge of the Trustee or its property; or

(iv)   the Trustee otherwise becomes incapable of acting.

(b)   If the Trustee resigns or is removed by Grupo Aval Limited or by the Holders of a majority in principal amount of the Outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), Grupo Aval Limited shall promptly appoint a successor Trustee.

(c)   A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Grupo Aval Limited.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders and, if and so long as the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market and the rules of the exchange so require, the successor Trustee shall also publish notice as described in Section 10.1.  Provided all sums owing to the retiring Trustee hereunder have been paid, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.6.

(d)   If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Outstanding Notes may petition, at Grupo Aval Limited’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

(e)   If the Trustee fails to comply with Section 7.9, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)   Notwithstanding the replacement of the Trustee pursuant to this Section 7.7, Grupo Aval Limited’s and Grupo Aval’s obligations under Section 7.6 shall continue for the benefit of the retiring Trustee.

SECTION 7.8.   Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts or consolidates  into, or transfers all or substantially all of its corporate trust business or assets (including this transaction) to, another Person, the resulting, surviving or transferee Person without any further act shall be the successor Trustee.

SECTION 7.9.   Eligibility; Disqualification.

The Trustee hereunder shall at all times be a corporation, bank or trust company organized and doing business under the laws of the United States or any state thereof (i) which is authorized under such laws to exercise corporate trust power, (ii) is subject to supervision or examination by governmental authorities, (iii) shall have at all times a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report of condition and (iv) shall have its Corporate Trust Office in New York City.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.9, it shall resign immediately in the manner and with the effect specified in this Section 7.9.  The occurrence of a Default or Event of Default under this Indenture could create a conflicting interest for the Trustee. In this case, if the Default or Event of Default has not been cured or waived within 90 days after the Trustee has or acquires a conflicting interest, the Trustee generally is required to eliminate the conflicting interest or resign as Trustee for the Notes.  In the event of the Trustee’s resignation, subject to Section 7.7, Grupo Aval Limited shall promptly appoint a successor Trustee for the Notes.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1.   Discharge of Liability on Notes.

(a)   When (i) Grupo Aval Limited delivers to the Trustee all Outstanding Notes (other than Notes replaced pursuant to Section 2.10) for cancellation or (ii) all Outstanding Notes have become due and payable and Grupo Aval Limited deposits in trust, for the benefit of the Holders, with the Trustee finally collected funds sufficient to pay at Maturity all Outstanding Notes and interest thereon (other than Notes replaced pursuant to Section 2.10), and if in either case Grupo Aval Limited pays all other sums payable hereunder by Grupo Aval Limited, then this Indenture, and the obligations of Grupo Aval Limited pursuant hereto, shall, subject to Sections 8.1(c) and 8.6, cease to be of further effect.  The Trustee shall acknowledge satisfaction and discharge of this Indenture on written demand of Grupo Aval Limited accompanied by an Officers’ Certificate and an Opinion of Counsel (each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of Grupo Aval Limited.

(b)   Subject to Sections 8.1(c), 8.2 and 8.6, Grupo Aval Limited or Grupo Aval at any time may terminate (i) all their respective obligations under this Indenture, the Notes and the Guarantees (“Legal Defeasance Option”) or (ii) their respective obligations under Sections 4.2, 4.3, 4.7 and 5.1 (ii), and the operation of clauses (1), (2), (3) and (4) of Section 6.1 (“Covenant Defeasance Option”).  The Legal Defeasance Option may be exercised notwithstanding any prior exercise of the Covenant Defeasance Option.

If the Legal Defeasance Option is exercised, payment of the Notes may not be accelerated because of an Event of Default with respect thereto.  If the Covenant Defeasance Option is exercised, payment of the Notes may not be accelerated because of an Event of Default specified in clause (1), (2), (3) or (4) of Section 6.1.

Upon satisfaction of the conditions set forth herein and upon written request of Grupo Aval Limited or Grupo Aval, the Trustee shall acknowledge in writing the discharge of the obligations of Grupo Aval Limited and Grupo Aval hereunder except those specified in Section 8.1(c).

(c)   Notwithstanding Section 8.1(b), Grupo Aval Limited’s or Grupo Aval’s obligations, as the case may be, pursuant to Sections 2.3, 2.4, 2.5, 2.6, 2.9, 2.10, 4.2, 7.6, 7.7, 7.8, 8.4, 8.5, 8.6, 11.5, 11.6, 11.7, 11.8, 11.9 and 11.11 shall survive until the Notes have been paid in full.  Thereafter, the obligations of Grupo Aval Limited and Grupo Aval pursuant to Sections 7.6, 7.7, 8.4 and 8.5 shall survive.

SECTION 8.2.   Conditions to Defeasance.

Grupo Aval Limited and Grupo Aval may exercise the Legal Defeasance Option or the Covenant Defeasance Option only if:

(a)   Grupo Aval Limited or Grupo Aval irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (the “Defeasance Trust”) pursuant to an irrevocable trust and security agreement in form satisfactory to the Trustee, money or U.S. Government Obligations, or a combination thereof, sufficient for the payment of principal of, premium, if any, and interest on all the Notes to Maturity or redemption, as the case may be;

(b)   Grupo Aval Limited or Grupo Aval delivers to the Trustee a certificate from an internationally recognized firm of independent accountants expressing their opinion that the payments of principal of and interest on the Notes when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment, and after payment of all federal, state and local taxes or other charges or assessments in respect thereof, shall provide cash at such times and in such amounts as shall be sufficient to pay principal of and interest on all the Notes when due at Maturity or on redemption, as the case may be;

(c)   123 days pass after the deposit is made in accordance with the terms of Section 8.2(a) and during such 123-day period no Default or Event of Default specified in clause (5), (6) or (7) of Section 6.1 occurs which is continuing at the end of the period;

(d)   no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

(e)   the deposit does not constitute a default or event of default under any other agreement binding on Grupo Aval Limited or Grupo Aval, as the case may be;

(f)   Grupo Aval Limited or Grupo Aval delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is not qualified as, a regulated investment company under the U.S. Investment Company Act of 1940, as amended;

(g)   Grupo Aval Limited or Grupo Aval delivers to the Trustee an Opinion of Counsel stating that, under Cayman Islands law and Colombian law, Holders shall not recognize gain for Cayman Islands or Colombian tax purposes and payments from the Defeasance Trust to any such Holder shall not be subject to withholding under Cayman Islands or Colombian law;

(h)   in the case of the Legal Defeasance Option, Grupo Aval Limited or Grupo Aval delivers to the Trustee an Opinion of Counsel stating that (i) Grupo Aval Limited or Grupo Aval has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(i)   in the case of the Covenant Defeasance Option, Grupo Aval Limited or Grupo Aval delivers to the Trustee an Opinion of Counsel to the effect that the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(j)   Grupo Aval Limited or Grupo Aval delivers to the Trustee an Opinion of Counsel to the effect that, after the passage of 123 days following the deposit, the trust funds shall not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors’ rights generally; and

(k)   Grupo Aval Limited or Grupo Aval delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article VIII have been complied with.

Before or after a deposit, Grupo Aval Limited or Grupo Aval may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article III.

SECTION 8.3.   Application of Trust Money.

The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.2, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes.

SECTION 8.4.   Repayment to Grupo Aval Lmited or Grupo Aval.

Upon termination of the trust established pursuant to Section 8.2, the Trustee and each Paying Agent shall promptly pay to Grupo Aval Limited or Grupo Aval, as the case may be, upon written request, any excess cash or U.S. Government Obligations held by them.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to Grupo Aval Limited or Grupo Aval, upon written request, any money held by them for the payment of principal, premium, if any, or interest on the Notes that remains unclaimed for two years after the due date for such payment of principal or interest, and, thereafter, the Trustee and each Paying Agent shall not be liable for payment of such amounts hereunder and the Holders shall be entitled to such recovery of such amounts only from Grupo Aval Limited or Grupo Aval.

SECTION 8.5.   Indemnity for U.S. Governmental Obligations.

Grupo Aval Limited or Grupo Aval shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.6.   Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of Grupo Aval Limited or Grupo Aval under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided that, if Grupo Aval Limited or Grupo Aval, as the case may be, has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, Grupo Aval Limited or Grupo Aval, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or the Paying Agent.

ARTICLE IX

AMENDMENTS

SECTION 9.1.   Without Consent of Holders.

Grupo Aval Limited and Grupo Aval, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees, without notice to or consent or vote of any Holder for the following purposes:

(i)   to cure any ambiguity, defect or inconsistency (including, without limitation, any inconsistency between the text of the Indenture, the Notes or the Guarantees and the description of this Indenture, the Notes or the Guarantees contained in the “Description of the Notes” section of the Offering Memorandum);

(ii)   to comply with Article V hereof;

(iii)   to add guarantees or collateral with respect to the Notes;

(iv)   to add to the covenants of Grupo Aval Limited or Grupo Aval for the benefit of the Holders;

(v)   to surrender any right herein conferred upon Grupo Aval Limited or Grupo Aval;

(vi)   to evidence and provide for the acceptance of an appointment by a successor Trustee;

(vii)   to provide for the issuance of additional Notes; or

(viii)   to make any other change that does not materially and adversely affect the rights of any Holder;

provided that, in each case above, Grupo Aval Limited shall have delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.1.

Upon the written request of Grupo Aval Limited, accompanied by a copy of a Board Resolution authorizing the execution of any supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.6, the Trustee shall join with Grupo Aval Limited and Grupo Aval in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

After an amendment under this Section 9.1 becomes effective, Grupo Aval Limited or Grupo Aval shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

SECTION 9.2.   With Consent of Holders.

Except as specified in Section 9.1, Grupo Aval Limited, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture, the Notes or the Guarantees with the written consent of the Holders of at least a majority in principal amount of the Outstanding Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or modifying in any manner the rights of the Holders under this Indenture, provided that, without the consent of each Holder affected thereby, an amendment may not:

(i)   reduce the rate of or extend the time for payment of interest on any Note;

(ii)   reduce the principal of or change the Stated Maturity of any Note;

(iii)   reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed;

(iv)   change the currency for payment of principal of or premium, if any, or interest on any Note;

(v)   impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

(vi)   waive a Default or Event of Default in the payment of principal of, premium, if any, and interest on the Notes;

(vii)   amend or modify any provisions of the Guarantees in a manner that would materially and adversely affect the Holders;

(viii)   reduce the principal amount of Notes whose Holders must consent to any amendment, supplement or waiver; or

(ix)   make any change in this first paragraph of this Section 9.2.

Upon the written request of Grupo Aval Limited, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with Grupo Aval Limited in the execution of such supplemental indenture but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.2 becomes effective, Grupo Aval Limited or Grupo Aval shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.

SECTION 9.3.   Effectiveness of Amendments, Supplements and Waivers.

An amendment, supplement or waiver shall become effective upon the (i) receipt by Grupo Aval Limited, Grupo Aval or the Trustee of consents by the Holders of the requisite principal amount of Notes, if applicable, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any supplemental indenture hereto containing such amendment, supplement or waiver and (iii) execution of such amendment, supplement or waiver by Grupo Aval Limited, Grupo Aval and the Trustee.

SECTION 9.4.   Revocation and Effect of Consents and Waivers.

(a)   A consent to an amendment, supplement or a waiver by a Holder of Notes shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the written notice of revocation before the date the amendment, supplement or waiver becomes effective.  After it becomes effective, an amendment, supplement or waiver shall bind every Holder.

(b)   Grupo Aval Limited may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above.  If a record date is fixed, then notwithstanding Section 9.4(a) those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 90 days after such record date.

SECTION 9.5.   Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver the Note to the Trustee.  The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder.  Alternatively, if Grupo Aval Limited or the Trustee so determines, Grupo Aval Limited in exchange for the Note shall issue and, upon Grupo Aval Limited order, the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.6.   Trustee to Sign Amendments, Supplements and Waivers.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities, immunities or indemnities of the Trustee. In signing such amendment, supplement or waiver, the Trustee shall be entitled to receive indemnity and/or security satisfactory to the Trustee and to receive, and, subject to Section 7.1 and 7.2, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplemental indenture or waiver is authorized or permitted by this Indenture.

ARTICLE X

GUARANTEES

SECTION 10.1.   Irrevocable and Unconditional Guarantees.  Grupo Aval hereby irrevocably and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the full and punctual payment of the principal of and interest (including any Additional Amount in respect of any thereof) on such redemption or Note when and as the same shall become due and payable, whether at the Stated Maturity, upon declaration of acceleration or otherwise, in accordance with the terms of such Note and of this Indenture and all amounts payable by Grupo Aval Limited under the Indenture (the “Guarantees”).  In case of any failure of Grupo Aval Limited punctually to make any such payment, Grupo Aval hereby agrees to pay or cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity, upon redemption or declaration of acceleration or otherwise, and as if such payment were made by Grupo Aval Limited.

Grupo Aval agrees that its obligations hereunder shall be irrevocable and unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any exchange, or any release or amendment or waiver of any term of any Guarantee of all or any of the Notes, or any consent to departure from any requirement of any Guarantee of all or any of the Notes, the election by the Trustee or any of the Holders in any proceeding under any applicable Bankruptcy Law, the disallowance, under any applicable Bankruptcy Law, of all or any portion of the claims of the Trustee or any of the Holders for payment of any of the Notes (including any interest or Additional Amounts), any waiver or consent by the Holder of such Note or by the Trustee with respect to any provisions thereof or of this Indenture or with respect to the provisions of this Article X as they apply to Grupo Aval, the obtaining of any judgment against Grupo Aval Limited or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of Grupo Aval.  Grupo Aval hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against Grupo Aval Limited or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of Grupo Aval Limited, any right to require a proceeding first against Grupo Aval Limited, protest or notice with respect to such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that its guarantee shall not be discharged in respect of such Note except by complete performance of the obligations contained in such Note and in such Guarantee.  Grupo Aval hereby agrees that, in the event of a Default in payment of principal of or interest (or Additional Amounts, if any) on such Note, whether at the Stated Maturity, upon redemption or declaration of acceleration or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against Grupo Aval to enforce its Guarantees without first proceeding against Grupo Aval Limited.  Grupo Aval agrees if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, to pay to the Trustee for the account of the Holders, upon demand thereof, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

The Guarantees shall remain in full force and effect and continue to be effective should any petition be filed by or against Grupo Aval Limited for liquidation or reorganization, should Grupo Aval Limited become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grupo Aval Limited’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by an obligee on the Notes whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance has not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, restored or returned.

Rights of Holders to payment in full under the Notes pursuant to the Guarantees shall be equal in right of payment with all other existing and future senior unsecured obligations of Grupo Aval, subject to certain statutory preferences under applicable law, and senior in right of payment to Grupo Aval’s subordinated debt.

SECTION 10.2.   Execution and Delivery of the Guarantees.  The form of Guarantee to be annexed to the Notes is set forth in Exhibit B.  Grupo Aval shall execute its Guarantee to be annexed to each Note authenticated and delivered by the Trustee.

The Guarantees shall be executed on behalf of Grupo Aval by an Officer of Grupo Aval.  The signature of any Officer on the Guarantees may be manual or facsimile.

Any Guarantee bearing the manual or facsimile signatures of individuals who were at any time the proper officers of Grupo Aval shall bind Grupo Aval, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Note to which such Guarantee is annexed or did not hold such offices at the date of such Guarantee.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee annexed thereto on behalf of Grupo Aval.  Grupo Aval agrees that its Guarantees set forth in Section 10.1 shall remain in full force and effect notwithstanding any failure to annex a Guarantee to any Note.

SECTION 10.3.   Release of Grupo Aval. (a) Concurrently with any consolidation or merger of Grupo Aval or conveyance, transfer or lease of all or substantially all of the assets of Grupo Aval as permitted by Article V, and upon delivery to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such consolidation, merger, sale, conveyance or lease was made in accordance with Article V, the Trustee shall execute any documents reasonably required in order to evidence the release of Grupo Aval from its obligations under the Guarantees and under this Article X.

(b) Concurrently with the exercise of the Legal Defeasance Option or the Covenant Defeasance Option under Section 8.1, Grupo Aval shall be released from its obligations under the Guarantees and this Article X to the same extent, but only to the same extent, that Grupo Aval Limited is so released under Section 8.1.

(c) Except as permitted by this Section 10.3, any transfer, assignment or purported assignment by Grupo Aval of the Guarantees shall not be effective or release Grupo Aval from its obligations under the Guarantees or this Article X.

SECTION 10.4.   Notice to Nationally Recognized Statistical Rating Organizations. Within five Business Days following (i) any modification, amendment or waiver of this Article X or the Guarantees affecting the obligations of Grupo Aval or (ii) any event pursuant to which the obligations of Grupo Aval under this Article X or the Guarantees shall be assumed or become binding (including by operation of law) upon any successor or assign of  Grupo Aval, Grupo Aval shall provide written notice of such modification, amendment, waiver or event to all nationally recognized statistical rating organizations with then publicly announced and current credit ratings on any Notes to which this Article X or the Guarantees apply.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1.   Notices.

Any request, demand, authorization, direction, notice, consent, waiver or other communication or document provided or permitted by this Indenture to be made upon, given, provided or furnished to, or filed with, any party to this Indenture shall be in writing and in English, and shall be deemed to have been received only upon actual receipt thereof by prepaid first class mail, courier, facsimile or other electronic transmission, addressed to the relevant party as follows:

To Grupo Aval Limited:

Javier Diaz Fajardo
Carrera 13 No 26A-47, Bogotá
Attention:  Director
Telecopy:  +57 1 241-9729

To Grupo Aval:

Diego Fernando Solano Saravia
Carrera 13 No 26A-47, Bogotá
Attention:  Chief Financial Officer
Telecopy:  +57 1 241-9729

with a copy that will not constitute notice to:

Nicholas A. Kronfeld
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York
NY 10017
Telecopy: 212 701-5800

To the Trustee:

Deutsche Bank Trust Company Americas
60 Wall Street – MSNYC 60-2710
New York, New York 10005
Attention:  Corporate Team – Grupo Aval Acciones y Valores S.A.
Telecopy:  +1 732-578-4635

with a copy to:

Deutsche Bank Trust Company Americas
c/o: Deutsche Bank National Trust Company
Trust & Agency Services
100 Plaza One, mailstop MSJCY03-0699
Jersey City, New Jersey 07311
Telecopy:  +1 732-578-4635

Deutsche Bank Luxembourg S.A.
2 Boulevard Konrad Adenauer
Luxembourg 1115, Luxembourg
Attention:  Mrs. Pauline Ashley
Telecopy:  + (352) 465802

Any party by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

Where this Indenture provides for the giving of notice to Holders, such notice shall be deemed to have been given upon (i) the mailing of first class mail, postage prepaid, of such notice to Holders at their registered addresses as recorded in the Register; and (ii) for so long as the Notes continue to be listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market and it is required by the rules of the Luxembourg Stock Exchange, publication of such notice to the Holders in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxembourger Wort) or, if not practicable to so publish in Luxembourg, on the website of the Luxembourg Stock Exchange (www.bourse.lu).  Any such notice shall be deemed to have been delivered on the date of first publication or uploading on the website of the Luxembourg Stock Exchange, as applicable.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed to a Holder in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee shall accept electronic transmission, provided that the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information.  Each other party to the Indenture agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

SECTION 11.2.   Officers’ Certificate and Opinion of Counsel as to Conditions Precedent.

Upon any request or application by Grupo Aval Limited to the Trustee to take or refrain from taking any action under this Indenture, Grupo Aval Limited shall furnish to the Trustee:

(i)   an Officers’ Certificate to the Trustee (which shall include the statements set forth in Section 11.3) stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)   an Opinion of Counsel to the Trustee (which shall include the statements set forth in Section 11.3) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.3.   Statements Required in Officers’ Certificate or Opinion of Counsel.

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include substantially:

(i)   a statement that each Person making or rendering such Officers’ Certificate or Opinion of Counsel has read such covenant or condition and the related definitions;

(ii)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(iii)   a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)   a statement as to whether or not, in the opinion of each such Person, such covenant or condition has been complied with.

In giving an Opinion of Counsel, counsel may rely with respect to factual matters on an Officers’ Certificate or on certificates of public officials.

SECTION 11.4.   Rules by Trustee, Registrar, Paying Agents and Transfer Agents.

The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar, the Paying Agents and the Transfer Agents may make reasonable rules for their functions.

SECTION 11.5.   Currency Indemnity.

U.S. Dollars are the sole currency of account and payment for all sums payable by Grupo Aval Limited or Grupo Aval under or in connection with this Indenture, the Notes and the Guarantees, including damages relating thereto.  Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of Grupo Aval Limited or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from Grupo Aval Limited or Grupo Aval shall only constitute a discharge of Grupo Aval Limited or Grupo Aval, as the case may be, to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).  If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any Note, Grupo Aval Limited or Grupo Aval shall, jointly and severally, indemnify such Holder against any loss sustained by it as a result.  In any event, Grupo Aval Limited or Grupo Aval shall, jointly or severally, indemnify the recipient against the cost of making any such purchase.  For the purposes of this Section 11.5, it shall be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above).  These indemnities constitute a separate and independent obligation from the other obligations of Grupo Aval Limited or Grupo Aval, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Note and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

SECTION 11.6.   No Recourse Against Others.

No director, officer, employee or shareholder, as such, of Grupo Aval Limited, Grupo Aval or the Trustee shall have any liability for any obligations of Grupo Aval Limited, Grupo Aval or the Trustee, respectively, under this Indenture, the Notes and the Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION 11.7.   Governing Law; Waiver of Jury Trial.

THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE PARTIES HERETO (BUT, FOR THE AVOIDANCE OF DOUBT, NOT INCLUDING THE HOLDERS) HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM BETWEEN SUCH PARTIES ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE GUARANTEEES OR ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

SECTION 11.8.   Consent to Jurisdiction; Waiver of Immunities.

(a)   Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan, the City of New York with respect to actions brought against it as a defendant in respect of any suit, action or proceeding or arbitral award arising out of or relating to this Indenture, the Notes or the Guarantees or any transaction contemplated hereby or thereby (a “Proceeding”). Each of the parties hereto irrevocably waives, to the fullest extent it may do so under applicable law and any objection which it may now or hereafter have to the laying of the venue of any such Proceeding brought in any such court and any claim that any such Proceeding brought in any such court has been brought in an inconvenient forum.  Each of Grupo Aval Limited and Grupo Aval irrevocably appoints CT Corporation System (the “Process Agent”), with an office at 111 Eighth Avenue, New York, New York 10011, as its authorized agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process which may be served in any Proceeding.  If for any reason such Person shall cease to be such agent for service of process, Grupo Aval Limited or Grupo Aval, as the case may be, shall forthwith appoint a new agent of recognized standing for service of process in the Borough of Manhattan, the City of New York and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within 30 days.  Nothing herein shall affect the right of the Trustee, the Registrar, any Paying Agent, any Transfer Agent or any other agent appointed hereunder or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Grupo Aval Limited or Grupo Aval, as the case may be, in any other court of competent jurisdiction.

(b)   Each of Grupo Aval Limited and Grupo Aval hereby irrevocably appoints the Process Agent as its agent to receive, on behalf of itself and its property, service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in such New York state or U.S. federal court sitting in the Borough of Manhattan, the City of New York.  Such service shall be made by delivering by hand a copy of such process to Grupo Aval Limited or Grupo Aval, as the case may be, in care of the Process Agent at the address specified above.  Each of Grupo Aval Limited and Grupo Aval hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf.  Failure of the Process Agent to give notice to Grupo Aval Limited or Grupo Aval, as the case may be, or failure of Grupo Aval Limited or Grupo Aval, as the case may be, to receive notice of such service of process shall not affect in any way the validity of such service on the Process Agent or Grupo Aval Limited or Grupo Aval.  As an alternative method of service, each of Grupo Aval Limited and Grupo Aval, also irrevocably consents to the service of any and all process in any such Proceeding by the delivery by hand of copies of such process to Grupo Aval Limited or Grupo Aval, as the case may be, at its address specified in Section 10.1 or at any other address previously furnished in writing by Grupo Aval Limited or Grupo Aval to the Trustee. Each of Grupo Aval Limited and Grupo Aval covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect during the term of the Notes, and to cause the Process Agent to continue to act as such.

(c)   Nothing in this Section 11.8 shall affect the right of any party, including the Trustee or any Holder, to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other competent jurisdictions.

(d)   To the extent that Grupo Aval Limited and Grupo Aval may claim for itself or its assets immunity from a suit, execution, attachment, whether in aid of execution, before judgment or otherwise, or other legal process in connection with the Indenture, the Notes or the Guarantees and to the extent that in any jurisdiction there may be immunity attributable to Grupo Aval Limited or Grupo Aval or their assets, whether or not claimed, Grupo Aval Limited and Grupo Aval shall for the benefit of the Holders irrevocably waive and agree not to claim such immunity to full extent permitted by law.

SECTION 11.9.   Successors and Assigns.

All covenants and agreements of each of Grupo Aval Limited and Grupo Aval in this Indenture, the Notes and the Guarantees shall bind its respective successors and assigns, whether so expressed or not.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.10.   Multiple Counterparts.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 11.11.   Severability Clause.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any term or provision hereof invalid or unenforceable in any respect.

SECTION 11.12.   USA PATRIOT ACT.

The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) requires all financial institutions to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account.  The parties to this Agreement agree that they shall provide to the Trustee such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

[signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

GRUPO AVAL LIMITED,
as Issuer

By:	/s/ Javier Díaz Fajardo
	Name:	Javier Díaz Fajardo
	Title:	Director

By:	/s/ Luis Fernando Pabón Pabón
	Name:	Luis Fernando Pabón Pabón
	Title:	Director

GRUPO AVAL ACCIONES Y VALORES S.A.,
as Guarantor

By:	/s/ Luis Carlos Sarmiento Gutierrez
	Name:	Luis Carlos Sarmiento Gutierrez
	Title:	President

By:	/s/ Diego Fernando Solano Saravia
	Name:	Diego Fernando Solano Saravia
	Title:	Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee, Registrar, Paying Agent and Transfer Agent

By:	Deutsche Bank National Trust Company

By:	/s/ Linda Reale
	Name:	Linda Reale
	Title:	Vice President

By:	/s/ Rodney Gaughan
	Name:	Rodney Gaughan
	Title:	Vice President

[Signature page to Indenture]

DEUTSCHE BANK LUXEMBOURG S.A.
as Luxembourg Paying Agent and Transfer Agent

By:	/s/ Linda Reale
	Name:	Linda Reale
	Title:	Vice President

By:	/s/ Rodney Gaughan
	Name:	Rodney Gaughan
	Title:	Vice President

[Signature page to Indenture]

EXHIBIT A

FORM OF NOTE

[FACE OF NOTE]

[Include if Note is a Global Note:] [UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY (“DTC”), TO THE ISSUER NAMED HEREIN (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE IN WHOLE SHALL BE LIMITED TO TRANSFERS TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND TRANSFERS OF THIS GLOBAL NOTE IN PART SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE AND REFERRED TO ON THE REVERSE HEREOF.]

[Include if Note is a Rule 144A Global Note as required under this Indenture:][THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE ISSUER, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT SHALL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

THIS LEGEND MAY BE REMOVED SOLELY AT THE DISCRETION AND AT THE DIRECTION OF THE ISSUER.]

[Include if Note is Regulation S Global Note in accordance with this Indenture:] [THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION.

THIS LEGEND MAY BE REMOVED SOLELY AT THE DISCRETION AND AT THE DIRECTION OF THE ISSUER.]

GRUPO AVAL LIMITED

4.75% SENIOR NOTES DUE 2022

No.

CUSIP No. [Rule 144 Note—40053F AB4] [Regulation S Note—G42045 AB3]
ISIN No. [Rule 144 Note—US40053FAB40] [Regulation S Note—USG42045AB32]
Common Code No. [Rule 144 Note—083460059] [Regulation S Note—083459972]

Principal Amount
U.S.$

Grupo Aval Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Grupo Aval Limited”, which term includes any successor under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                                           , or registered assigns, U.S.$                                , on September 26, 2022 (the “Stated Maturity”), upon presentment and surrender of this Note on such other date or dates as the then relevant principal sum may become payable in accordance with the provisions hereof and in the Indenture.

Interest on the outstanding principal amount shall be borne at the rate of 4.75% per year payable semi-annually in arrears on March 26 and September 26 of each year, commencing on March 26, 2013, (each such date an “Interest Payment Date”) until payment of said principal amount has been made or duly provided for in full together with such other amounts as may be payable, all subject to and in accordance with the terms and conditions set forth herein and in the Indenture; provided that in the event that Grupo Aval Limited shall at any time default on the payment of principal, premium, if any, interest or such other amounts as may be payable in respect of the Notes, Grupo Aval Limited shall pay interest on overdue principal and premium, if any, at the rate borne by the Notes plus 1% per year, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication herein has been executed by the Trustee or Authenticating Agent by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Grupo Aval Limited has caused this Note to be duly executed.

Dated: _____________	GRUPO AVAL LIMITED
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within mentioned Indenture.

Dated: _____________	DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By: Deutsche Bank National Trust Company
By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

4.75% Senior Notes due 2022

TERMS AND CONDITIONS OF THE NOTES

This Note is one of a duly authorized issue of 4.75% Senior Notes due 2022 (the “Notes”) of Grupo Aval Limited (“Grupo Aval Limited”).  The Notes are issued initially in an aggregate principal amount of U.S.$1,000,000,000, and shall mature on September 26, 2022.

1.   Indenture.

The Notes are, and shall be, issued under an Indenture, dated as of September 26, 2012 (the “Indenture”), among Grupo Aval Limited, as issuer, Grupo Aval Acciones y Valores S.A., a corporation (sociedad anónima) organized under the laws of Colombia (“Grupo Aval”), as guarantor, Deutsche Bank Trust Company Americas, as trustee, registrar, paying agent and transfer agent, and Deutsche Bank Luxembourg S.A., as Luxembourg paying agent and transfer agent. The terms of the Notes include those stated in the Indenture. The Holders shall be entitled to the benefit of, be bound by and be deemed to have notice of, all provisions of the Indenture. Reference is hereby made to the Indenture and all supplemental indentures thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of Grupo Aval Limited, the Trustee and the Holders and the terms upon which the Notes, are, and are to be, authenticated and delivered. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture. Copies of the Indenture and each Global Note shall be available for inspection at the offices of the Trustee and each Paying Agent.

The Notes shall at all times constitute direct, senior and unsecured obligations of Grupo Aval Limited and will rank pari passu, without any preferences among themselves, with all other present and future unsecured and unsubordinated obligations of Grupo Aval Limited (other than obligations preferred by statute or by operation of law).

Grupo Aval Limited may from time to time, without notice or consent of the Holders, create and issue an unlimited principal amount of additional Notes having the same terms and conditions (except for issue date, issue price and, if applicable, the first Interest Payment Date) as, and forming a single series with, the previously outstanding Notes; provided that, if the additional Notes are not fungible with the Outstanding Notes for U.S. federal income tax purposes, the additional Notes shall have separate CUSIP and ISIN numbers.

2.   Interest.

The Notes bear interest at the rate per year shown above from September 26, 2012, or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually in arrears on March 26 and September 26 of each year, commencing on March 26, 2013. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Grupo Aval Limited shall pay interest on overdue principal at the rate borne by the Notes plus 1% per year, and it shall pay interest on overdue installments of interest at the same rate, to the extent lawful.

3.   Principal.

Unless previously redeemed or purchased and cancelled, the Notes shall be repaid at 100% of the principal amount thereon on September 26, 2022.

4.   Guarantees.

Grupo Aval has unconditionally guaranteed, on a senior unsecured basis, Grupo Aval Limited’s payment obligations under the Indenture and the Notes (the “Guarantees”).

5.   Payments.

Payments of interest in respect of each Note shall be made on each Interest Payment Date to the Persons shown on the Register at the close of business on January 15 or July 15 (whether or not a Business Day), as the case may be (each, a “Record Date”), next preceding such Interest Payment Date.  Payment of principal and premium, if any, in respect of each Note shall be made at Stated Maturity to the Persons shown on the Register at the close of business on the fifteenth day immediately preceding such date.

Payments in respect of each Note shall be made by wire transfer to a U.S. Dollar account maintained by the payee with a bank in New York City. Grupo Aval Limited shall make payments of principal and premium, if any, upon surrender of the relevant Notes at the Corporate Trust Office or at the specified offices of any of the Paying Agents.

All payments on this Note are subject in all cases to any applicable tax or other laws and regulations, but without prejudice to the provisions of Paragraph 7 hereof. Except as-otherwise provided in Section 2.10 of the Indenture, no fees or expenses shall be charged to the Holders in respect of such payments.

In any case when any Payment Date in respect of any Note shall not be a Business Day, then (notwithstanding any other provision of the Indenture or of the Notes) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Payment Date; provided that no interest shall accrue for the period from and after such Payment Date.

6.   Registrar, Paying Agent and Transfer Agent.

The Trustee shall initially act as Registrar for the Notes.  The Trustee shall also act as Transfer Agent and Paying Agent for the Notes.  Grupo Aval Limited has the right at any time to change or terminate the appointment of the Registrar, any Paying Agents or any Transfer Agents and to appoint a successor Registrar or additional or successor Paying Agents or Transfer Agents in respect of the Notes.  Registration of transfers of the Notes shall be effected without charge, but upon payment (with the giving of such indemnity as Grupo Aval Limited and the Trustee may require) in respect of any tax or other governmental charges that may be imposed in relation to it.  Grupo Aval Limited shall not be required to register or cause to be registered the transfer of Notes after all the Notes have been called for redemption.

For so long as the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market, Grupo Aval Limited shall maintain a Paying Agent and Transfer Agent in Luxembourg.  Grupo Aval Limited has initially appointed Deutsche Bank Luxembourg S.A. as Luxembourg Paying Agent and Transfer Agent.  To the extent that the Luxembourg Paying Agent is obliged to withhold or deduct Tax on payments of interest or similar income, Grupo Aval Limited shall, to the extent permitted by law, ensure that it maintains an additional Paying Agent in a Member State of the European Union that is not obliged to withhold or deduct Tax pursuant to European Council Directive 2003/48/EC or any other Directive on the taxation of savings implementing the conclusions of the European Council of Economic and Finance Ministers (ECOFIN) meeting of 26 and 27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive.

7.   Additional Amounts.

All payments by Grupo Aval Limited or Grupo Aval in respect of the Notes or the Guarantees shall be made free and clear of and without any withholding or deduction for or on account of any present or future Taxes, unless the withholding or deduction of such Taxes is required by law or the official interpretation thereof, or by the administration thereof.  If Grupo Aval Limited or Grupo Aval shall be required by any law of any Taxing Jurisdiction to withhold or deduct any Taxes from or in respect of any sum payable under the Notes or the Guarantees, Grupo Aval Limited or Grupo Aval, as the case may be, shall (1) pay such Additional Amounts as may be necessary in order that the net amounts receivable by Holders of any Notes after such withholding or deduction equals the respective amounts which would have been receivable by such Holders in the absence of such withholding or deduction, (2) make such withholding or deduction, and (3) pay the full amount withheld or deducted to the relevant tax or other authority in accordance with applicable law, except that no such Additional Amounts shall be payable in respect of any Note:

(i)   to the extent that such Taxes are imposed or levied by reason of such Holder (or the beneficial owner) having some connection with the Taxing Jurisdiction other than the mere holding (or beneficial ownership) of such Note or receiving principal or interest payments on the Note (including but not limited to citizenship, nationality, residence, domicile, or existence of a business, permanent establishment, a dependent agent, a place of business or a place of management present or deemed present in the Taxing Jurisdiction);

(ii)   to the extent that any Tax is imposed other than by deduction or withholding from payments of principal of or premium, if any, or interest on the Notes;

(iii)   in the event that the Holder (or beneficial owner) fails to comply with any certification, identification or other reporting requirement concerning nationality, residence, identity or connection with the Taxing Jurisdiction if (1) compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or part of the Taxes, and (2) Grupo Aval Limited or Grupo Aval, as the case may be, has given the Holders (or beneficial owners) at least 30 days prior notice that they shall be required to comply with such requirement;

(iv)   in the event that the Holder fails to surrender (where surrender is required) the Note for payment within 30 days after Grupo Aval Limited or Grupo Aval, as the case may be, has made available a payment of principal or interest, provided that Grupo Aval Limited or Grupo Aval, as the case may be, shall pay Additional Amounts to which a Holder would have been entitled had the Note been surrendered on the last day of such 30-day period;

(v)   to the extent that such Taxes are imposed by reason of an estate, inheritance, gift, personal property, value added, use or sales tax or any similar taxes, assessments or other governmental charges;

(vi)   where such withholding or deduction of Taxes is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive on the taxation of savings implementing the conclusions of the European Council of Economic and Finance Ministers (ECOFIN) meeting of 26 and 27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;

(vii)   by or on behalf of a Holder who would have been able to avoid such withholding or deduction of Taxes by presenting the relevant Note to another Paying Agent in a member state of the European Union; or

(viii)   any combination of items (i) through (vii) above.

No Additional Amounts shall be paid to a Holder that is a fiduciary or a partnership or not the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or such beneficial owner would not have been entitled to receive the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder.

Grupo Aval Limited or Grupo Aval, as the case may be, shall provide the Trustee with the official acknowledgment of the relevant Taxing Jurisdiction (or, if such acknowledgment is not available, other reasonable documentation) evidencing any payment of any Taxes in respect of which Grupo Aval Limited or Grupo Aval, as the case may be, has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders of the Notes or the Paying Agents, as applicable, upon request therefor.

Grupo Aval Limited or Grupo Aval, as the case may be, shall also pay any present or future stamp, issue, registration, court or documentary taxes or any excise or property taxes, charges or similar levies (including any penalties, interest and other liabilities relating thereto) which arise in any jurisdiction from the execution, delivery, registration or the making of payments in respect of the Notes and the Guarantees, excluding any such taxes, charges or similar levies imposed by any jurisdiction that is not a Taxing Jurisdiction other than those resulting from, or required to be paid in connection with, the enforcement of the Notes and the Guarantees following the occurrence of any Default or Event of Default.

All references in this Note to principal of and premium, if any, and interest on the Notes shall include any Additional Amounts payable by Grupo Aval Limited or Grupo Aval, as the case may be, in respect of such principal, premium, if any, and interest.

8.   No Exchange or Conversion Provisions.

The Notes shall not be exchangeable or convertible into any securities of Grupo Aval Limited or Grupo Aval or any of its Affiliates.

9.   Open Market Purchases.

Grupo Aval Limited or Grupo Aval or any of its Affiliates may at any time purchase Notes in the open market or otherwise at any agreed upon price. Any Notes so purchased by Grupo Aval Limited or Grupo Aval or any of its Affiliates may not be reissued or resold, except in accordance with applicable securities and other laws.

10.   Redemption.

Except as described in Section 3.1 of the Indenture and this Paragraph 10, the Notes may not be redeemed prior to their Stated Maturity.

(a)   Make-Whole Redemption. The Notes shall be redeemable, at the option of Grupo Aval Limited or Grupo Aval, in whole or, subject to the next sentence, in part, at any time at a Redemption Price equal to the greater of (1) 100% of the outstanding principal amount of the Notes to be redeemed, and (2) the sum of the present values of the remaining scheduled payments of principal of and premium, if any, and interest on the Notes to be redeemed discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points, in each case plus accrued and unpaid interest to the Redemption Date and any Additional Amounts. Notwithstanding the preceding sentence, any redemption of the Notes in part may not result in less than U.S.$250.0 million aggregate principal amount of Notes being Outstanding after such redemption.

(b)   Tax Redemption. The Notes shall be redeemable, at the option of Grupo Aval Limited or Grupo Aval, in whole but not in part, at 100% of the outstanding principal amount of the Notes, plus accrued and unpaid interest to the Redemption Date and any Additional Amounts payable with respect thereto, provided that the following conditions are satisfied:

(1)
Grupo Aval Limited or Grupo Aval would be obligated to pay any Additional Amounts as a result of any change in, or amendment to, the laws or regulations of any Taxing Jurisdiction, or any change in, or a pronouncement by competent authorities of any Taxing Jurisdiction with respect to, the official application or official interpretation of such laws or regulations, which change, amendment or pronouncement occurs after the date of the Indenture, (or, in the case of any Taxes imposed by the jurisdiction of a Paying Agent, after the date of appointment of such Paying Agent) or, in the case that Grupo Aval Limited or Grupo Aval, as applicable, merges with or into, or conveys, transfers or leases all or substantially all of its assets to, another Person and any Taxes are imposed or levied by or on behalf of the Taxing Jurisdiction (other than the original Taxing Jurisdiction of Grupo Aval Limited or Grupo Aval, as applicable) in which such successor entity is incorporated, after the date of such merger, conveyance, transfer or lease; and

(2)
Grupo Aval Limited or Grupo Aval, in its reasonable judgment, determines that such obligation cannot be avoided by Grupo Aval Limited or Grupo Aval taking reasonable measures available to it; provided that, for this purpose, reasonable measures shall not include any change in Grupo Aval Limited’s or Grupo Aval’s jurisdiction of organization or locations of principal executive office, or the incurrence of material out-of-pocket expenses by Grupo Aval Limited or Grupo Aval. (For the avoidance of doubt, reasonable measures shall include a change in the jurisdiction of a Paying Agent, provided, however, that such change shall not require Grupo Aval Limited or Grupo Aval to incur material additional costs or legal or regulatory burdens).

No notice of redemption shall be given earlier than 60 days prior to the earliest date on which Grupo Aval Limited or Grupo Aval would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due.

Prior to the publication or mailing of any notice of redemption of the Notes, Grupo Aval Limited or Grupo Aval must deliver to the Trustee an Officers’ Certificate confirming that it is entitled to exercise such right of redemption. Grupo Aval Limited or Grupo Aval shall also deliver an opinion of legal counsel of recognized standing stating that it would be obligated to pay such Additional Amounts due to the changes in tax laws or regulations or changes in, or pronouncements with respect to, the official application or official interpretation of such laws or regulations. The Trustee shall accept this certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent set forth in clauses (1) and (2) above, in which event it shall be conclusive and binding on the Holders.

(c)   Redemption Procedures. In the case of redemption of Notes pursuant to this Paragraph 10, Grupo Aval Limited or Grupo Aval shall mail, or cause to be mailed, a notice of redemption of Notes at least 30 days but not more than 60 days before the Redemption Date to each Holder of any Note to be redeemed by first-class mail, postage prepaid, to its registered address and such notice shall be irrevocable. In addition, so long as the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market and the rules of the exchange so require, notices shall also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxembourger Wort) or, if not practicable to so publish in Luxembourg, on the website of the Luxembourg Stock Exchange (www.bourse.lu).

11.   Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof.

A Holder may transfer or exchange Notes in accordance with the Indenture. The Trustee, Registrar or Transfer Agent, as the case may be, may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Grupo Aval Limited may require payment of a sum sufficient to cover any transfer tax or governmental charge payable in connection therewith.

The Trustee, Registrar or Transfer Agents, as the case may be, need not register the transfer or exchange of any Notes selected for redemption or during the period of 15 days ending on a Payment Date.

12.   Persons Deemed Owners.

The registered Holder of this Note may be treated as the owner thereof for all purposes.

13.   Unclaimed Money.

Subject to applicable law, the Trustee and the Paying Agents shall pay to Grupo Aval Limited or Grupo Aval upon written request any monies held by them for the payment of principal, premium, if any, or interest in respect of the Notes that remains unclaimed for two years, and thereafter, Holders entitled to such monies must look to Grupo Aval Limited or Grupo Aval for payment as general creditors.

14.   Defeasance.

Subject to the terms of the Indenture, Grupo Aval Limited or Grupo Aval at any time may terminate some or all of its obligations under the Notes and the Indenture (except for those obligations that shall survive by their terms) if Grupo Aval Limited or Grupo Aval irrevocably deposits in trust with the Trustee money and/or U.S. Government Obligations, or combination thereof, sufficient for the payment of principal of and interest on all the Notes to redemption or Maturity, as the case may be.

15.   Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then Outstanding, and any past Default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then Outstanding. However, subject to certain exceptions set forth in the Indenture, without the consent of each Holder of an Outstanding Note affected thereby, no amendment may, among other things:

(i)  reduce the rate of or extend the time for payment of interest on any Note;

(ii) reduce the principal of or change the Stated Maturity of any Note;

(iii)  reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed;

(iv)  change the currency for payment of principal of, premium, if any, or interest on any Note;

(v)  impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

(vi)  waive a Default or Event of Default in the payment of principal of or premium, if any, and interest on the Notes;

(vii)  amend or modify any provisions of the Guarantees in a manner that would materially and adversely affect the Holders;

(viii)  reduce the principal amount of Notes whose Holders must consent to any amendment, supplement or waiver; or

(ix)  make any change in the first paragraph of Section 9.2 of the Indenture.

Grupo Aval Limited, Grupo Aval and the Trustee may, without the consent of any Holder of the Notes, amend the Indenture or the Notes as follows:

(i)  cure any ambiguity, defect or inconsistency (including, without limitation, any inconsistency between the text of the Indenture, the Notes or the Guarantees and the description of the Indenture, the Notes or the Guarantees contained in the “Description of the Notes” section of the Offering Memorandum);

(ii)  comply with Article V of the Indenture;

(iii)  add guarantees or collateral with respect to the Notes;

(iv)  add to the covenants of Grupo Aval Limited or Grupo Aval for the benefit of the Holders;

(v)  surrender any right herein conferred upon Grupo Aval Limited or Grupo Aval;

(vi)   evidence and provide for the acceptance of an appointment by a successor Trustee;

(vii)   provide for the issuance of additional Notes; or

(viii)  make any other change that does not materially and adversely affect the rights of any Holder;

provided that, in each case above, Grupo Aval Limited shall have delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of Section 9.1 of the Indenture.

16.   Defaults and Remedies.

An “Event of Default” occurs if:

(1)   Grupo Aval Limited or Grupo Aval fails to pay interest on any of the Notes or Guarantees when either becomes due and payable, and any such failure continues for thirty (30) days;

(2)   Grupo Aval Limited or Grupo Aval fails to pay the principal on any of the Notes when either becomes due and payable, whether at Stated Maturity or otherwise;

(3)   Grupo Aval Limited or Grupo Aval fails to comply with any of its covenants or agreements in the Indenture, the Notes or the Guarantees (other than those referred to in clauses (1) and (2) above), and any such failure continues for sixty (60) days after the notice set forth in Section 6.2 of the Indenture;

(4)   Grupo Aval Limited, Grupo Aval or any Significant Subsidiary defaults with respect to any of its Indebtedness (whether such Indebtedness now exists or is created after the date of the Indenture), which default (a) is caused by failure to pay principal of or premium, if any, or interest on such Indebtedness when originally due, after giving effect to any grace period provided in such Indebtedness on the date of such default (“Payment Default”), (b) in the case of Grupo Aval Limited or Grupo Aval, results in the acceleration of such Indebtedness prior to its Stated Maturity, or (c) in the case of any Significant Subsidiary, results in the acceleration of such Indebtedness prior to its Stated Maturity, provided that, in the case of this clause (c), such accelerated Indebtedness is not paid, or such default waived, within 60 days after the date of such acceleration, and provided, further, that, in the case of clauses (a), (b) and (c), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, totals U.S.$50 million or more in the aggregate (or the equivalent thereof at the time of determination);

(5)   Grupo Aval Limited or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i)   commences a voluntary case;

(ii)   consents to the entry of an order for relief against it in an involuntary case;

(iii)   consents to the appointment of a Custodian of it or for all or substantially all of its assets;

(iv)   makes a general assignment for the benefit of its creditors;

(v)   in the case of any Significant Subsidiary, is subject to any other Intervention Measure or Preventive Measure; or

(vi)   in the case of Grupo Aval Limited or Grupo Aval, institutes any other proceeding seeking to adjudicate Grupo Aval Limited or Grupo Aval bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of any Indebtedness under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for Grupo Aval Limited or Grupo Aval or for any substantial part of the property of Grupo Aval

Limited or Grupo Aval or Grupo Aval Limited or Grupo Aval takes any corporate action to authorize any of the actions set forth above in this clause (vi);

(6)   any Person pursuant to or within the meaning of any Bankruptcy Law institutes any proceeding against Grupo Aval Limited, Grupo Aval or any Significant Subsidiary seeking to adjudicate in any court of competent jurisdiction Grupo Aval Limited, Grupo Aval or such Significant Subsidiary bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of any Indebtedness under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for Grupo Aval Limited, Grupo Aval or such Significant Subsidiary or for any substantial part of the property of Grupo Aval Limited, Grupo Aval or such Significant Subsidiary and, in the case of any of the foregoing actions, such proceeding or action is not dismissed or discharged and remains in effect for 60 days; provided, however that none of the foregoing actions set forth in this clause (6) shall constitute an Event of Default (unless and for so long as such proceeding or action is being contested in good faith by Grupo Aval Limited, Grupo Aval or such Significant Subsidiary, as the case may be); or

(7)   a court of competent jurisdiction or relevant entity enters an order or decree under any Bankruptcy Law that:

(i)   is for relief against Grupo Aval Limited, Grupo Aval or any Significant Subsidiary as debtor in an involuntary case;

(ii)   appoints a Custodian of Grupo Aval Limited, Grupo Aval or any Significant Subsidiary or a Custodian for all or substantially all of the assets of Grupo Aval Limited, Grupo Aval or any Significant Subsidiary; or

(iii)   orders the liquidation of Grupo Aval Limited, Grupo Aval or any Significant Subsidiary, and the order or decree remains unstayed and in effect for sixty (60) days.

If an Event of Default (other than an Event of Default specified in clauses (5), (6)  and (7) above) has occurred and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may declare all unpaid principal of and accrued interest on all Notes to be due and payable immediately, by a notice in writing to Grupo Aval Limited, (and to the Trustee, if notice is given by the Holders), stating that such notice is an “Acceleration Notice,” and upon any such declaration such amounts shall become due and payable immediately. If an Event of Default specified in clauses (5), (6) and (7) above has occurred, the principal of and accrued interest on all Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Notes owned by Grupo Aval Limited, Grupo Aval or any of their Affiliates shall be deemed not to be Outstanding for, among other purposes, declaring the acceleration of the maturity of the Notes.

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in Article VI of the Indenture, the Holders of a majority in principal amount of the Outstanding Notes by written notice to Grupo Aval Limited, with a copy to Grupo Aval, and the Trustee may rescind or annul such declaration if: (i) Grupo Aval Limited has paid or deposited with the Trustee a sum sufficient to pay (a) all overdue interest on the Notes, (b) all unpaid principal of the Notes that has become due otherwise than by such declaration of acceleration, (c) to the extent that payment of such interest on the Notes is lawful, interest on such overdue interest (including any Additional Amounts) as provided in the Indenture and (d) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (ii) all Events of Default have been cured or waived as provided in Section 6.13 of the Indenture other than the non-payment of principal that has become due solely because of acceleration.

No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

The Holders of a majority in aggregate principal amount of the Outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of the Holders if such request or direction conflicts with any law or with the Indenture or, subject to Section 7.1 of the Indenture, if the Trustee determines it is unduly prejudicial to the rights of other Holders (it being understood that subject to Sections 7.1 and 7.2 of the Indenture, the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders) or would involve the Trustee in personal liability or expense; provided that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such request or direction.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all costs, losses, liabilities and expenses caused by taking or not taking such action.

17.   Trustee Dealings with Grupo Aval Limited.

Subject to certain limitations imposed by the Indenture, the Trustee in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by Grupo Aval Limited or its Affiliates and may otherwise deal with Grupo Aval Limited or its Affiliates with the same rights it would have if it were not Trustee.

18.   Governing Law.

THE INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

19.   No Recourse Against Others.

No director, officer, employee or shareholder, as such, of Grupo Aval Limited, Grupo Aval or the Trustee shall have any liability for any obligations of Grupo Aval Limited, Grupo Aval or the Trustee, respectively, under the Indenture, the Notes and the Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Notes.

20.   CUSIP, ISIN and Common Code Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Grupo Aval Limited has caused CUSIP, ISIN or Common Code or other similar numbers, as applicable, to be printed on the Notes and has directed the Trustee to use CUSIP, ISIN or Common Code or other similar numbers, as applicable, in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

Grupo Aval Limited shall furnish to any Holder upon written request and without charge a copy of the Indenture, which includes the form of this Note.  Requests may be made to:

Grupo Aval Limited:

Javier Diaz Fajardo
Carrera 13 No 26A-47, Bogotá
Attention:  Director
Telecopy:  +57 1 241-9729

Grupo Aval:

Diego Fernando Solano Saravia
Carrera 13 No 26A-47, Bogotá
Attention:  Chief Financial Officer
Telecopy:  +57 1 241-9729

EXHIBIT B

GRUPO AVAL ACCIONES Y VALORES S.A.

GUARANTEE

For value received, Grupo Aval Acciones y Valores S.A., a corporation (sociedad anónima) organized under the laws of Colombia (“Grupo Aval”) (including any successor Person under the Indenture dated as of September 26, 2012 (the “Indenture”) among Grupo Aval Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Grupo Aval Limited”), as issuer, Grupo Aval, as guarantor, Deutsche Bank Trust Company Americas, as Trustee, Registrar, Paying Agent and Transfer Agent, and Deutsche Bank Luxembourg S.A., as Luxembourg Paying Agent and Transfer Agent), hereby irrevocably and unconditionally guarantees, on a senior and unsecured basis (such guarantee being referred to herein as the “Guarantee”):

(1)   the full and punctual payment of the principal of and interest (including any Additional Amount) on such Note when and as the same shall become due and payable, whether at the Stated Maturity, upon declaration of acceleration or redemption or otherwise, all in accordance with the terms of such Note and of Article X of the Indenture, and all other amounts payable by Grupo Aval Limited under the Indenture; and

(2)   in case of the failure of Grupo Aval Limited punctually to make any such payment, Grupo Aval hereby agrees to pay or cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity, upon declaration of acceleration or redemption or otherwise, and as if such payment were made by Grupo Aval Limited.

This Guarantee shall be subject to, and effective in accordance with, the provisions of Article X of the Indenture and the terms set forth therein.  All terms used in this Guarantee that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The obligations under this Guarantee are, to the extent and in the manner provided in the Indenture, equal in right of payment with all other existing and future senior and unsecured obligations of Grupo Aval, subject to certain statutory preferences under applicable law (including labor and tax claims), and senior in right of payment to Grupo Aval’s subordinated debt.

No director, officer, employee, direct or indirect shareholder or incorporator, as such, of Grupo Aval shall have any liability for any obligations of Grupo Aval under this Guarantee or for any claim based on, in respect or by reason of such obligations or its creation.

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This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes to which this Guarantee is annexed shall have been executed by the Trustee or Authenticating Agent under the Indenture by the manual signature of one of its authorized signatories.

GRUPO AVAL ACCIONES Y VALORES S.A.

By:
Name:

By:
Name:

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EXHIBIT C

FORM OF CERTIFICATE FOR TRANSFER

PURSUANT TO REGULATION S

[Date]

Deutsche Bank Trust Company Americas, as Trustee
60 Wall Street
New York, New York, 10005
Attention:  Corporates Team –Grupo Aval Acciones y Valores S.A.

Re:   U.S.$1,000,000,000 4.75% Senior Notes Due 2022 (the “Notes”) of Grupo Aval Limited (“Grupo Aval Limited”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of September 26, 2012 (as amended and supplemented from time to time, the “Indenture”), among Grupo Aval Limited, Grupo Aval Acciones y Valores S.A., as guarantor, Deutsche Bank Trust Company Americas, as trustee, registrar, paying agent and transfer agent, and Deutsche Bank Luxembourg S.A., as Luxembourg paying agent and transfer agent. Capitalized terms used but not defined herein shall have the meanings specified in the Indenture and Regulation S, as applicable.

In connection with our proposed sale of U.S.$________ aggregate principal amount of the Notes, which represent an interest in a 144A Global Note beneficially owned by the undersigned, we certify that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a)   the offer of the Notes was not made to a person in the United States;

(b)   either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

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(c)   no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(d)   the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(e)   we are the beneficial owner of the principal amount of Notes being transferred.

In addition, if the sale is made during a Distribution Compliance Period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.

You and Grupo Aval Limited are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the U.S. Securities Exchange Act of 1934, as amended.

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EXHIBIT D

FORM OF CERTIFICATE FOR TRANSFER TO QUALIFIED INSTITUTIONAL BUYER

[Date]

Deutsche Bank Trust Company Americas, as Trustee
60 Wall Street
New York, New York, 10005
Attention:  Corporates Team –Grupo Aval Acciones y Valores S.A.

Re:   U.S.$ 1,000,000,000 4.75% Senior Notes Due 2022 (the “Notes”) of Grupo Aval Limited (“Grupo Aval Limited”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of September 26, 2012 (as amended and supplemented from time to time, the “Indenture”), among Grupo Aval Limited, Grupo Aval Acciones y Valores S.A., as guarantor, Deutsche Bank Trust Company Americas, as trustee, registrar, paying agent and transfer agent, and Deutsche Bank Luxembourg S.A., as Luxembourg paying agent and transfer agent. Capitalized terms used but not defined herein shall have the meanings specified in the Indenture.

This letter relates to U.S.$___________ aggregate principal amount of Notes [in the case of a transfer of an interest in a Regulation S Global Note: which represents an interest in a Regulation S Global Note beneficially owned by] the undersigned (the “Transferor”) to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note.

In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (“Rule 144A”), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

You and Grupo Aval Limited are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

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Very truly yours,

[Name of Transferor]

By:

Authorized Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the U.S. Securities Exchange Act of 1934, as amended.

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